Exhibit B-1(d)







==============================================================================


                                U.S. $313,700,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                             Dated as of May 1, 2001

                                      Among

                                    GPU, INC.
                      JERSEY CENTRAL POWER & LIGHT COMPANY
                           METROPOLITAN EDISON COMPANY
                         PENNSYLVANIA ELECTRIC COMPANY,
                                  as Borrowers

                                       and

                            THE LENDERS NAMED HEREIN,
                                   as Lenders

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


==============================================================================

               JP MORGAN, a division of CHASE SECURITIES INC.,

                                       and

                            SALOMON SMITH BARNEY INC.

                             as Joint Lead Arrangers

                                TABLE OF CONTENTS

                                                                          Page

                   Article I DEFINITIONS AND ACCOUNTING TERMS

Section 1.1. Certain Defined Terms.                                         1
Section 1.2. Computation of Time Periods.                                  15
Section 1.3. Accounting Terms.                                             15

                  Article II AMOUNTS AND TERMS OF THE ADVANCES

Section 2.1. The Advances.                                                 16
Section 2.2. Conversion of Advances.                                       17
Section 2.3. Advances Generally.                                           17
Section 2.4. Fees.                                                         18
Section 2.5. Reduction of the Commitments and Sublimits.                   19
Section 2.6. Repayment of Advances.                                        19
Section 2.7. Interest on Advances.                                         19
Section 2.8. Prepayments.                                                  20
Section 2.9. Yield Protection.                                             20
Section 2.10. Payments and Computations.                                   24
Section 2.11. Sharing of Payments, Etc.                                    25
Section 2.12. Noteless Agreement; Evidence of Indebtedness.                26

                        Article III CONDITIONS OF LENDING

Section 3.1. Conditions Precedent to Initial Borrowing.                    27
Section 3.2. Conditions Precedent to Each Borrowing.                       30
Section 3.3. Conditions Precedent to Certain Borrowings.                   30
Section 3.4. Reliance on Certificates.                                     31

                    Article IV REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Borrowers.              31

                      Article V COVENANTS OF THE BORROWERS

Section 5.1. Affirmative Covenants.                                        34
Section 5.2. Negative Covenants.                                           35
Section 5.3. Reporting Requirements.                                       40
Section 5.4. Delivery of Pro-Forma Statements, PLR Rate
            Order, Collateral Notes and Collateral FMBs.                   42

                          Article VI EVENTS OF DEFAULT

Section 6.1. Events of Default.                                            44
Section 6.2. Declaration by the Administrative Agent.                      46

                      Article VII THE ADMINISTRATIVE AGENT

Section 7.1. Authorization and Action.                                     46
Section 7.2. Reliance on the Administrative Agent, Etc.                    47
Section 7.3. Chase and its Affiliates.                                     47
Section 7.4. Indemnification.                                              48
Section 7.5. Successor Administrative Agent.                               48
Section 7.6. Determinations by Lenders; No Transfer of
            Collateral Notes; Surrender of Collateral Notes.               49

                           Article VIII MISCELLANEOUS

Section 8.1. Amendments, Etc.                                              50
Section 8.2. Notices, Etc.                                                 50
Section 8.3. No Waiver; Remedies.                                          51
Section 8.4. Costs, Expenses and Taxes.                                    51
Section 8.5. Right of Set-off.                                             53
Section 8.6. Lender Credit Decisions.                                      53
Section 8.7. Binding Effect.                                               54
Section 8.8. Assignments and Participations.                               54
Section 8.9. Waiver of Jury Trial.                                         58
Section 8.10. Governing Law.                                               58
Section 8.11. Consent to Jurisdiction; Waiver of Immunities.               58
Section 8.12. Execution in Counterparts.                                   59
Section 8.13. Integration.                                                 59
Section 8.14. Severability.                                                59
Section 8.15. Headings.                                                    59

Schedules

Schedule I   -  List of Applicable Lending Offices

Schedule II  -  Commitments

Schedule III - Senior Debt Documents

Schedule IV  - Bilateral Agreements


Exhibits

Exhibit A    -  Form of Notice of Conversion

Exhibit B    -  Form of Notice of Borrowing

Exhibit C    -  Form of Assignment and Acceptance

Exhibit D    -  Form of JC First Mortgage Bond

Exhibit E    -  Form of JC Senior Note

Exhibit F    -  Form of JC First Mortgage Bond Supplemental Indenture

Exhibit G    -  Form of JC Note Order

Exhibit H    -  Form of ME First Mortgage Bond

Exhibit I    -  Form of ME Senior Note

Exhibit J    -  Form of ME First Mortgage Bond Supplemental
                Indenture

Exhibit K    -  Form of ME Note Order

Exhibit L    -  Form of PE First Mortgage Bond

Exhibit M    -  Form of PE Senior Note

Exhibit N    -  Form of PE First Mortgage Bond Supplemental
                Indenture

Exhibit O    -  Form of PE Senior Note Supplemental Indenture

Exhibit P    -  Form of Escrow Agreement

Exhibit Q    -  Form of Opinion of Thelen Reid & Priest LLP

Exhibit R    -  Form of Opinion of King & Spalding

      THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of May 1, 2001, among GPU, INC., a Pennsylvania corporation ("GPU"), JERSEY CENTRAL POWER & LIGHT COMPANY, a New Jersey corporation ("JC"), METROPOLITAN EDISON COMPANY, a Pennsylvania corporation ("ME"), and PENNSYLVANIA ELECTRIC COMPANY, a Pennsylvania corporation ("PE" and together with GPU, JC and ME being, collectively, the "Borrowers" and each individually a "Borrower"); each Lender listed on the signature pages hereof (together with each Person that is an assignee thereof in accordance with Section 8.8, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK ("Chase"), as administrative agent (the "Administrative Agent") for the Lenders.

                             PRELIMINARY STATEMENTS

      (1) The Borrowers have entered into an Amended and Restated Credit Agreement, dated as of July 3, 1996 (as amended as of the date hereof, the "Existing Credit Agreement"), with certain banks named therein (the "Existing Bank Group"), Chase, as "Administrative Agent" and Citibank, N.A., as "Syndication Agent" thereunder.

      (2) The Borrowers have requested that the Existing Credit Agreement be extended and that the Commitments thereunder be increased.

      (3) The Existing Bank Group and certain other lenders currently parties to the Bilateral Agreements have agreed to the Borrowers' request on the terms and conditions set forth herein, and the Administrative Agent has agreed to act as agent in such capacity as provided herein.

      Based upon the foregoing and subject to the terms and conditions set forth in this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 8.7, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as set forth herein:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1.      Certain Defined Terms

      As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Adjusted Debt" means all consolidated Debt of GPU and its Subsidiaries, less (i) Subordinated Debt not exceeding the aggregate principal amount of $400,000,000 and (ii) Securitization Securities not exceeding the aggregate principal amount of $900,000,000.

            "Advance" means an advance by a Lender to a Borrower as part of a Borrowing and refers to a Eurodollar Rate Advance or a Base Rate Advance, each of which shall be a "Type" of Advance. The Type of Advance may change from time to time as and when such Advance is Converted. For purposes of this Agreement, all Advances of a Lender (or portions thereof) of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed to be a single Advance by such Lender until repaid or next Converted.

            "Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of
      Section 414 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means for a Eurodollar Rate Advance or a Base Rate Advance, on any date, the basis points per annum set forth, in the columns identified as Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6 below, opposite the Type of such Advance.

--------------------------------------------------------------------------------

                Level 1                                    Level 5    Level 6
                -------                                    -------    -------
                 A or                                      BBB-       BB+ or
                 better    Level 2    Level 3   Level 4    Baa3       below*
                 A2 or     -------    -------   -------               Ba1 or
     S&P         better       A-       BBB+       BBB                 below*
   Moody's                    A3       Baa1       Baa2
--------------------------------------------------------------------------------
Basis Points Per Annum
--------------------------------------------------------------------------------
Eurodollar Rate  36.50      52.50      62.50     72.50     105.00     185.00
--------------------------------------------------------------------------------
Base Rate        00.00      00.00      00.00     00.00      05.00      85.00
--------------------------------------------------------------------------------

                                                                   * or unrated

      The Applicable Margin for a Borrower will be based upon the Level corresponding to such Borrower's Debt Rating at the time of determination. Any change in the Applicable Margin shall be effective as of the Borrowing date following the date on which the applicable rating agency announces the applicable change in ratings.

            "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an Eligible Assignee, in substantially the form of Exhibit C hereto, which assignment and acceptance is accepted by the Administrative Agent, in accordance with Section 8.8.


            "Base Case Cash Flow Statement" has the meaning specified in Section 3.1(m).

            "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the Prime Rate and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

            "Base Rate Advance" means an Advance that bears interest as provided in Section 2.7(b).

            "Bilateral Agreements" means the agreements set forth on Schedule IV hereto.

            "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.1. A Borrowing may be referred to herein as being a "Type" of Borrowing, corresponding to the Type of Advances comprising such Borrowing. For purposes of this Agreement, all Advances of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

            "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings in U.S. dollar deposits are carried on in the London interbank market.

            "Change in Control" means the occurrence of either of the following:
      (i) any entity, person (within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than any Borrower) which theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of less than 20% of GPU's then outstanding common stock either (x) acquires shares of common stock of GPU in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 20% or more of the outstanding common stock of GPU, or (y) acquires, by proxy or otherwise the right to vote for the election of directors, for any merger, combination or consolidation of GPU or any of its direct or indirect subsidiaries, or for any other matter or question, more than 20% of the then outstanding voting securities of GPU (except where such acquisition is made by a person or persons appointed by at least a majority of the board of directors of GPU to act as proxy for any purpose); or (ii) the election or appointment, within a twelve-month period, of persons to GPU's board of directors who were not directors of GPU at the beginning of such twelve-month period, and whose election or appointment was not approved by a majority of those persons who were directors at the beginning of such period, where such newly elected or appointed directors constitute 30% or more of the directors of the board of directors of GPU.

            "Collateral FMB Supplemental Indentures" means, collectively, the ME FMB Supplemental Indenture, the PE FMB Supplemental Indenture and the JC FMB Supplemental Indenture.

            "Collateral FMBs" means collectively, the ME Collateral FMBs, the PE Collateral FMBs and the JC Collateral FMBs.

            "Collateral Note Authorizations" means, collectively, the ME Note Order, the PE Note Supplemental Indenture and the JC Note Order.

            "Collateral Note Delivery Date" means, with respect to a Subsidiary Borrower, the date Collateral Notes issued by such Subsidiary Borrower are delivered to the Administrative Agent pursuant to Section 5.4(b).

            "Collateral Note Documents" means, collectively, the Collateral Notes, the Collateral Note Authorizations, the Note Indentures, the Collateral FMBs, the Collateral FMB Supplemental Indentures and the FMB Indentures.

            "Collateral Notes" means, collectively, the ME Collateral Notes, the PE Collateral Notes and JC Collateral Notes.

            "Commitment" has the meaning specified in Section 2.1.

            "Consolidation" refers to the consolidation of the accounts of a Borrower and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistently applied, and "consolidated" shall be construed accordingly.

            "Conversion", "Convert" or "Converted" each refers to a conversion of Advances pursuant to Section 2.2, including but not limited to any selection of a longer or shorter Interest Period to be applicable to such Advances.

            "Debt" of any Person means  (i) indebtedness  for borrowed  money,
      (ii) obligations evidenced by bonds,
      debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, (vi) liabilities in respect of unfunded vested benefits under Plans, and (vii) withdrawal liability incurred under ERISA by such Person or any of its Affiliates to any Multiemployer Plan.

            "Debt Rating", with respect to any Subsidiary Borrower, means the lower of such Subsidiary Borrower's Senior Secured Debt Ratings, and, with respect to GPU, means the lower of GPU's Senior Unsecured Debt Ratings.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

            "EI UK" means EI UK Holdings, Inc., a Delaware corporation and indirect wholly owned subsidiary of GPU.

            "EI UK Facility" means the (pound)245,000,000 Credit Agreement, dated as of July 15, 1999, as amended, modified and supplemented from time to time, among EI UK Holdings, Inc., Citibank International plc and the lenders named therein.

            "Eligible Assignee" means any of the following entities: (i) a financial institution organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;
      (ii) a financial institution organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such financial institution is acting through a branch or agency located in the United States; and (iii) any Lender and any affiliate of any Lender.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a "commonly controlled entity" within the meaning of the regulations under Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

            "ERISA Plan Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations) with respect to a Plan or a Multiemployer Plan, or (ii) the withdrawal of a Borrower or any of its ERISA Affiliates from a Plan or a Multiemployer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or a Multiemployer Plan or the treatment of a Plan or a Multiemployer Plan under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan or a Multiemployer Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan.

            "Escrow Agent" means United States Trust Company of New York, in its capacity as escrow agent under the Escrow Agreement, and its successors and assigns in such capacity.

            "Escrow Agreement" means the Escrow Agreement, delivered pursuant to
      Section 3.1(b), among ME, PE JC, the Administrative Agent and the Escrow Agent, in substantially the form of Exhibit P, as amended, modified and supplemented from time to time.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

            "Eurodollar Rate" means, with respect to any Eurodollar Rate Advance for any Interest Period, the London interbank offered rate for dollar deposits for a period equal in length to such Interest Period that appears as of 11:00 A.M. (London time) on the second Business Day next preceding the first day of such Interest Period on the display page designated as Page 3750 on the Telerate Monitor

      (or such other page or service as shall replace the Telerate Monitor for the purposes of displaying the London interbank offered rate for dollar deposits). If on the date on which the Administrative Agent shall seek to determine the Eurodollar Rate for an Interest Period, no quotation is given on Telerate Monitor page 3750, the Eurodollar Rate shall be equal to an interest rate per annum (rounded upwards, if necessary, to the next 1/6 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London offices of Chase in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

            "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.7(a).

            "Eurodollar Reserve Percentage" of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement
      (including, without limitation, any emergency, supplemental or other marginal reserve requirement, without benefit of or credit for proration, exemptions or offsets) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

            "Event of Default" has the meaning specified in Section 6.1.

            "Existing Credit Agreement" has the meaning assigned to that term in the Preliminary Statements.

            "External Line" means any arrangement (other than pursuant to this Agreement or the Senior Debt Documents) with any commercial bank pursuant to which such commercial bank has agreed (whether or not such agreement shall constitute a committed facility or shall otherwise be legally enforceable) to make unsecured loans or extend credit on an unsecured basis to one or more Borrowers up to a specified amount either on a demand basis or for periods of not in excess of 270 days or any similar financing arrangement commonly known as a "line of credit".

            "Facility Fee" means a fee which shall be payable on the aggregate amount of the Commitments, irrespective of usage, quarterly in arrears, on a 360-day basis, to each of the Lenders pro rata on the amount of their respective Commitments. The Facility Fee will be determined with reference to the basis points per annum set forth in the columns identified as Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6 and the Debt Ratings of the Borrowers.

-------------------------------------------------------------------------------

              Level 1                                     Level 5    Level 6
              -------                                     -------    -------
              A or                                         BBB-      BB+ or
              better    Level 2   Level 3     Level 4      Baa3      below*
              A2 or     -------   -------    -------                 Ba1 or
    S&P       better     A-        BBB+        BBB                   below*
  Moody's                A3        Baa1        Baa2

-------------------------------------------------------------------------------
Basis Points  08.50      10.00     12.50      15.00      20.00       40.00
-------------------------------------------------------------------------------

                                                                  * or unrated

      For purposes of determining the Level applicable to a Borrower, the Debt Rating thereof shall control. The Facility Fee shall be determined with reference only to the lowest Level (numerically highest) applicable to any of the Borrowers pursuant to the preceding sentence. Any change in the Facility Fee shall be effective as of the date on which the applicable rating agency announces the applicable change in ratings.

            "FE" means FirstEnergy Corp., an Ohio corporation.

            "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by Chase, of the quotations for the day of such transactions received by Chase from three Federal funds brokers of recognized standing selected by it. If for any reason Chase shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability of Chase to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause
      (ii) of the definition of "Base Rate" until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in Chase's prime rate or the Federal Funds Rate shall be effective on the effective date of such change in such prime rate or the Federal Funds Rate, respectively.

            "FE Merger" means the merger of GPU with FE pursuant to the Agreement and Plan of Merger, dated August 8, 2000, between FE and GPU.

            "FMB Indentures" means, collectively, the ME FMB Indenture, the PE FMB Indenture and the JC FMB Indenture.

            "FMB Trustee" means, with respect to any FMB Indenture, United States Trust Company of New York, in its capacity as trustee under such FMB Indenture, and its successors and assigns in such capacity.

            "Information   Memorandum"   means  the   Confidential   Information
      Memorandum dated April 6, 2001 distributed by the Joint Lead Arrangers to potential Lenders in connection with the syndication of this Agreement.

            "Interest Period" means, for each Advance made as part of the same Borrowing, the period commencing on the date of such Advance and ending on the date of maturity of such Advance, as selected by the respective Borrower of such Borrowing in the Notice of Borrowing relating thereto; provided, however, that:

            (i) the duration of the Interest Periods for all Advances made as part of the same Borrowing shall be identical and shall be:

                  A. in the case of Eurodollar Rate Advances, 1, 2 or 3 months, and

                  B.    in the case of Base Rate Advances, 90 days;

            (ii) any Interest Period which commences before the Termination Date and would otherwise end after such Termination Date shall end on such Termination Date;

            (iii) Interest Periods for Advances comprising part of the same Borrowing shall be of the same duration;

            (iv) if, with respect to any Eurodollar Rate Advance, there is no numerically corresponding day in the calendar month that is 1, 2 or 3 months, as the case may be, after the first day of the Interest Period therefor, the last day of the Interest Period for such Eurodollar Rate Advance shall occur on the last Business Day of such calendar month; and

            (v) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

            "JC Collateral  FMBs" means the first mortgage bonds of JC issued to
      the  Note  Trustee  pursuant  to  the  JC  FMB   Supplemental   Indenture,
      substantially in the form of Exhibit D.

            "JC  Collateral   Notes"  means  the  notes  of  JC  issued  to  the
      Administrative Agent pursuant to the JC Note Indenture, substantially in the form of Exhibit E.

            "JC FMB Indenture" means that certain Indenture, dated as of March 1, 1946, between JC and the FMB Trustee, as amended, modified and supplemented from time to time.

            "JC FMB Supplemental Indenture" means the Supplemental Indenture, dated as of May 1, 2001, to the JC FMB Indenture, substantially in the form of Exhibit F.

            "JC Note Indenture" means the Indenture, dated as of July 1, 1999, between JC and the Note Trustee, as amended, modified and supplemented from time to time.

            "JC Note Order" means the Order, dated May 4, 2001 delivered pursuant to the JC Note Indenture, substantially in the form of Exhibit G.

            "JC Security Event" means, at any time a Pennsylvania Security Event has occurred and is continuing, the issuance by Moody's, S&P or Fitch IBCA, Duff & Phelps of a rating for the long-term senior secured debt securities of JC of Baa3, BBB- or BBB-, respectively, or lower.

            "Lien" has the meaning specified in Section 5.2(a).

            "Loan Documents" means this Agreement, Escrow Agreement and the Collateral Note Documents; provided, however, that the Collateral Note Documents to which any Subsidiary Borrower is a party shall cease to be Loan Documents upon the surrender by the Administrative Agent of the relevant Collateral Notes of such Subsidiary Borrower pursuant to Section 7.6.

            "Majority Lenders" means at any time Lenders that, in the aggregate, meet the following two criteria: (i) represent at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to Lenders, and (ii) represent at least 66-2/3% of the Commitments. Determination of the Majority Lenders (and of Lenders satisfying criterion (i) or (ii) above for any other purpose hereunder) shall be made by the Administrative Agent and shall be conclusive and binding absent manifest error.

            "ME Collateral  FMBs" means the first mortgage bonds of ME issued to
      the  Note  Trustee  pursuant  to  the  ME  FMB   Supplemental   Indenture,
      substantially in the form of Exhibit H.

            "ME  Collateral   Notes"  means  the  notes  of  ME  issued  to  the
      Administrative Agent pursuant to the ME Note Indenture, substantially in the form of Exhibit I.

            "ME FMB Indenture" means that certain Indenture, dated as of November 1, 1944, between ME and the FMB Trustee, as amended, modified and supplemented from time to time.

            "ME FMB Supplemental Indenture" means the Supplemental Indenture, dated as of May 1, 2001, to the ME FMB Indenture, substantially in the form of Exhibit J.

            "ME Note Indenture" means the Indenture, dated as of July 1, 1999, between ME and the Note Trustee, as amended, modified and supplemented from time to time.

            "ME Note Order" means the Order, dated May _4, 2001, delivered pursuant to the ME Note Indenture, substantially in the form of Exhibit K.

            "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

            "Multiemployer  Plan"  means a  "multiemployer  plan" as  defined in
      Section 4001(a)(3) of ERISA maintained for employees of a Borrower or any ERISA Affiliate of a Borrower.

            "Non-Core Business Investments" means investments in Persons other than Subsidiary Borrowers.

            "Note" means a promissory note issued at the request of a Lender pursuant to Section 2.12.

            "Note Indentures" means,  collectively the ME Note Indenture, the PE
      Note Indenture and the JC Note Indenture.

            "Note Trustee" means, with respect to any Note Indenture, United States Trust Company of New York, in its capacity as trustee under such
      Note Indenture, and its successors and assigns in such capacity.

            "Notice of Borrowing" has the meaning specified in Section 2.1(b).

            "PaPUC" means the Pennsylvania Public Utility Commission or any governmental entity which may be substituted therefor.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "PE Collateral  FMBs" means the first mortgage bonds of PE issued to
      the  Note  Trustee  pursuant  to  the  PE  FMB   Supplemental   Indenture,
      substantially in the form of Exhibit L.

            "PE  Collateral   Notes"  means  the  notes  of  PE  issued  to  the
      Administrative Agent pursuant to the PE Note Supplemental Indenture, substantially in the form of Exhibit M.

            "PE FMB Indenture" means that certain Mortgage and Deed of Trust, dated as of January 1, 1942, between PE and the FMB Trustee, as amended, modified and supplemented from time to time.

            "PE FMB Supplemental Indenture" means the Supplemental Indenture, dated as of May 1, 2001, to the PE FMB Indenture, substantially in the form of Exhibit N.

            "PE Note Indenture" means the Indenture, dated as of April 1, 1999, between PE and the Note Trustee, as amended, modified and supplemented from time to time.

            "PE Note Supplemental Indenture" means Supplemental Indenture No. 1, dated as of May 1, 2001, to the PE Note Indenture, substantially in the form of Exhibit O.

            "Pennsylvania  Security Event" means (i) a determination pursuant to
      Section 5.4(a) or Section 7.6(a) that a PLR Rate Order is not a Satisfactory Rate Order or (ii) the failure of the PaPUC to issue a PLR Rate Order on or prior to June 15, 2001.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means an employee  benefit  plan (other than a  Multiemployer
      Plan) maintained for employees of a Borrower or any ERISA Affiliate of a Borrower and covered by Title IV of ERISA.

            "PLR Rate Order" means a written order by the PaPUC in Docket No. P-00001860 and Docket No. P-00001861.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is announced as effective.

            "Pro-Forma Statements" means pro forma cash flow statements and a pro forma debt schedule delivered to the Administrative Agent and the Lenders pursuant to Section 5.4(a).

            "Satisfactory Rate Order" means a PLR Rate Order (i) that GPU certifies, no later than five Business Days following the issuance of such order, to the Administrative Agent and the Lenders (A) will not result through December 31, 2002 (after taking into account the impact of the PLR Rate Order and any additional actions that each of ME, PE and JC has taken and proposes to take in response to the PLR Rate Order and any cash preservation actions that GPU proposes to take in response to the PLR Rate Order, all as reflected in the Pro-Forma Statements) in (1) a material deterioration in the levels of cash flows of any Borrower or GPU and its Subsidiaries on a consolidated basis or (2) a material increase in the level of debt of any Borrower or GPU and its Subsidiaries on a consolidated basis from, in each case, those reflected in the Base Case Cash Flow Statement, and (B) will provide, in the judgment of GPU, a reasonable basis for ME and PE to access the capital markets as reflected in the Pro-Forma Statements, and (ii) that Lenders representing at least 51% of the Commitments agree pursuant to Section 7.6(a) satisfies the conditions described in subclauses (A) and (B) above.

            "SEC"  means  the   Securities   and  Exchange   Commission  or  any
      governmental entity which may be substituted therefor.

            "Securitization Securities" means transition bonds issued pursuant to the New Jersey Electric Discount and Energy Competition Act or the Pennsylvania Electricity Generation Customer Choice and Competition Act if (and only if) no recourse may be had to any Borrower (or to their respective assets) for the payment of such obligations, other than for failure to collect and pay over the rates, taxes and/or charges provided for in such legislation to service such obligations.

            "Security Event" means a Pennsylvania Security Event or a JC Security Event.

            "Senior Debt" means Debt of a Borrower under a Senior Debt Document, and any extensions, renewals or refinancings of any such Debt, provided that, in connection with any such extension, renewal or refinancing, the principal amount of such Debt shall not be increased.

            "Senior Debt Document" means any of those agreements and other documents listed on Schedule III hereto (or under any indenture in which the Debt is secured by first mortgage bonds referenced in Schedule III), as amended or supplemented from time to time.

            "Senior Secured Debt" means Debt of a Subsidiary Borrower that constitutes the senior secured non-credit enhanced long-term debt of such Subsidiary Borrower.

            "Senior Secured Debt Ratings" of a Subsidiary Borrower means the Senior Secured Debt ratings of such Subsidiary Borrower by S&P and Moody's.

            "Senior Unsecured Debt" means senior unsecured non-credit enhanced long-term debt of GPU.

            "Senior Unsecured Debt Ratings" means the Senior Unsecured Debt ratings of GPU assigned by S&P and Moody's.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, or any successor thereto.

            "Short-Term Debt Limit" has the meaning specified in Section 5.3(k).

            "Significant Subsidiary" means any Subsidiary of a Borrower that, as
      of  any  date  of  determination,   accounts  for  more  than  5%  of  the
      consolidated assets of such Borrower.

            "Sublimit" means (i) with respect to GPU, $100,000,000, (ii) with respect to ME, $150,000,000, (iii) with respect to PE, $150,000,000 and
      (iv) with respect to JC, $266,000,000, in each case, as such Sublimit may be reduced pursuant to Section 2.5.

            "Subordinated Debt" means subordinated Debt incurred by any Subsidiary Borrower as a result of the borrowing of the proceeds of any trust-originated or limited partnership-originated preferred securities by such Subsidiary Borrower.

            "Subsidiary" means, with respect to any Person, any corporation or other entity of which more than 50% of (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or (ii) other equity interest comparable to that described in the preceding clause (i), is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries, or by one or more other Subsidiaries.

            "Subsidiary Borrower" means each of JC, ME and PE.

            "Termination Date" means the earliest to occur of (i) 91 days after the delivery to the Administrative Agent of the ME Senior Notes and the PE Senior Notes pursuant to Section 5.4(b); (ii) the effective time of the FE Merger; (iii) October 31, 2001; and (iv) the "Termination Date" under, and as defined in, the EI UK Facility.

            "Total Capitalization" means the sum of (i) consolidated Debt of GPU and its Subsidiaries (other than Securitization Securities excluded from the computation of Adjusted Debt), plus (ii) the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus, translation adjustment and the balance of the current profit and loss account not transferred to surplus) accounts of GPU and its Subsidiaries appearing on a consolidated balance sheet of GPU and its Subsidiaries, in each case prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.1(e), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries.

            "Unmatured Default" means the occurrence and continuance of an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

            "Utility Act" means the Public Utility Holding Company Act of 1935, as amended from time to time.

      SECTION 1.2.      Computation of Time Periods.

      In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

      SECTION 1.3.      Accounting Terms.

      All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Sections 3.1(m) and 4.1(e).

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

      SECTION 2.1.      The Advances.

      (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to any Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount as to all Borrowers not to exceed at any time outstanding the amount set opposite such Lender's name on Schedule II hereof, as such amount may be reduced pursuant to Section 2.5 or 6.2 (such Lender's "Commitment"). In no event shall any Borrower be entitled to request or receive any Advance that would cause (i) the aggregate principal amount of Advances outstanding hereunder to exceed the aggregate of the Commitments for all of the Lenders or (ii) the aggregate principal amount of Advances outstanding to such Borrower to exceed the lesser of (A) such Borrower's Sublimit and (B) such Borrower's Short-Term Debt Limit. Each Borrowing shall be in an aggregate amount not less than $10,000,000 or in an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day to any one Borrower by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, any Borrower may from time to time borrow, prepay pursuant to Section 2.8(b) and reborrow under this Section 2.1(a).

      (b) Each Borrowing shall be made on notice, given (i) in the case of a Borrowing consisting of Eurodollar Rate Advances, not later than 10:30 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing; and (ii) in the case of a Borrowing consisting of Base Rate Advances, not later than 10:30 A.M. (New York City time) on the day of the proposed Borrowing, by any Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof and of each other notice received from any Borrower hereunder by telex, telecopy, cable or telephone, confirmed immediately in writing. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telex, telecopy, cable or telephone, confirmed immediately in a writing signed by a duly authorized officer of such Borrower, in substantially the form of Exhibit B hereto, specifying therein the name of the Borrower and the requested
(i) date of such  Borrowing,  (ii) Type of Advances  comprising  such Borrowing,
(iii) aggregate amount of such Borrowing, and (iv) Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.7(a) or (b). Each Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at such account in New York, New York as the Administrative Agent shall designate, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower designated in such Notice of Borrowing to receive such Advances at the Administrative Agent's aforesaid address in same day funds.

      SECTION 2.2.      Conversion of Advances.

      Subject to compliance with the conditions precedent set forth in Section 3.2, any Borrower may from time to time elect to Convert one or more Advances on the following terms and subject to the following conditions:

      (a) Each such Conversion shall be made as to all Advances comprising a single Borrowing, on notice given not later than 10:30 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion by such Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof. Each such notice of Conversion (a "Notice of Conversion") shall be in substantially the form of Exhibit A hereto, specifying therein the requested (i) date of such Conversion, (ii) Type of, and Interest Period applicable to, the Advances proposed to be Converted, (iii) Type of Advances to which such Advances are proposed to be Converted, (iv) in the case of a Conversion resulting in Eurodollar Rate Advances, initial Interest Period to be applicable to such Advances and (v) aggregate amount of Advances proposed to be Converted. No Conversion may be requested by any Borrower hereunder unless made in compliance with this Section 2.2.

      (b) Eurodollar Rate Advances may not be Converted on a date other than the last day of the Interest Period applicable to such Advance unless the corresponding amounts, if any, payable to the Lenders pursuant to Section 2.9(d) are paid contemporaneously with such Conversion.

      SECTION 2.3.      Advances Generally.

      (a) Each Notice of Borrowing and Notice of Conversion shall be irrevocable and binding on the Borrower giving it. In the case of any Borrowing or Conversion (other than one comprised solely of Base Rate Advances), the Borrower giving such Notice, if any, shall indemnify each Lender against any loss or expense incurred by such Lender as a result of any failure of such Borrower to fulfill on or before the date specified for such Borrowing or Conversion the applicable conditions set forth in Article III, if any, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.
                                       17

      (b) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may (but shall not be obligated to) assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.1 hereof and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative
Agent, at the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

      (c) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      SECTION 2.4.      Fees.

      (a) Facility Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Lender the Facility Fee from the date hereof until the Termination Date, payable on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing June 30, 2001, and on the Termination Date.

      (b) Administration Fees. The Borrowers shall pay to the Administrative Agent and Citibank, N.A. for their own accounts such other fees as are provided for in those certain letter agreements among the Borrowers and the Administrative Agent, and the Borrowers and Citibank, N.A., respectively, entered into separately herefrom and each dated April 5, 2001.

      (c) Up-Front Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender a fee of 12.50 basis points on the aggregate Commitments, payable upon the execution of this Agreement.

      (d)   Fee  Allocation   Among  Borrowers.   The  Borrowers'   respective
obligations in respect of fees pursuant to this Section 2.4 and costs, expenses and taxes pursuant to Section 8.4 shall be determined by agreement among themselves and specified in a certificate signed by the principal financial officer or the treasurer of each Borrower delivered to the Administrative Agent on or prior to the date and time of the initial Advance; such certificate shall be conclusively binding upon each Borrower.

      SECTION 2.5.      Reduction of the Commitments and Sublimits.

      The Borrowers shall have the right, upon at least three Business Days' notice to the Administrative Agent, signed by a duly authorized officer of each Borrower, to terminate in whole or reduce ratably in part the unused portions of the Commitments of the Lenders or the unused portion of the Sublimit of any Borrower; provided that that portion of any outstanding Advance that would exceed the aggregate amount of the reduced Commitments must be prepaid, together with any amount payable to the Lenders pursuant to Section 2.9, coincident with such reduction, and provided, further, that each partial reduction of the Commitments or any Sublimit shall be in an aggregate amount not less than $5,000,000 or in an integral multiple of $1,000,000 in excess thereof. In addition, upon any prepayment of Advances outstanding to GPU pursuant to Section 2.8(a), the GPU Sublimit shall be reduced by an amount equal to the principal amount of such Advances so prepaid. The Administrative Agent shall promptly notify each Lender of any such termination or reduction.

      SECTION 2.6.      Repayment of Advances.

      Each Advance shall be due and payable in full on the Termination Date.

      SECTION 2.7.      Interest on Advances.

      Each Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender to such Borrower from the date of such Advance until such principal amount shall be paid in full, on the following payment dates and at the following rates per annum:

      (a) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period; provided that any amount of principal (and, to the fullest extent permitted by law, interest) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date when due until paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum plus the higher from time to time of (x) such rate of interest applicable to such Advance immediately prior to such amount becoming due or (y) the Base Rate in effect from time to time.

      (b) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin, payable quarterly in arrears on the last day of each March, June, September and December and on the date such Base Rate Advance shall be paid in full; provided that any amount of principal (and, to the fullest extent permitted by law, interest) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date when due until paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum plus the Base Rate in effect from time to time.

      SECTION 2.8.      Prepayments.

      (a) Mandatory. In the event that any Pennsylvania Security Event shall have occurred, then at all times thereafter (unless, in the case of an event described in clause (ii) of the definition of "Pennsylvania Security Event", the PaPUC subsequently issues a Satisfactory Rate Order), GPU shall prepay Advances made to it or other similar indebtedness that is guaranteed by GPU, and the GPU Sublimit and the commitments, if any, relating to such similar guaranteed indebtedness, shall be permanently reduced, by an amount equal to the net cash proceeds received by GPU or any of its Subsidiaries upon the sale of any equity interests in or assets of any foreign utility company that is a direct or indirect Subsidiary of GPU.

      (b) Voluntary. Any Borrower may, upon at least (i) one Business Day's notice, with respect to Base Rate Advances, and (ii) three Business Days' notice, with respect to Eurodollar Rate, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, such Borrower shall, prepay the outstanding principal amounts of Advances comprising part of the same Borrowing, in whole or ratably in part, together with (A) accrued interest to the date of such prepayment on the principal amount prepaid and (B) in the case of prepayments of Eurodollar Rate, any amount payable to the Lenders pursuant to Section 2.9(d); provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000. The Administrative Agent shall promptly notify each Lender of any such prepayment.

      SECTION 2.9.      Yield Protection.

      (a) Change in Circumstances. Notwithstanding any other provision herein, if, after the date hereof, the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i) change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Rate Advance made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or its Applicable Lending Office by the jurisdiction in which such Lender has its principal office or in which such Applicable Lending Office is located or by any political subdivision or taxing authority therein), or (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against commitments or assets of, deposits with or for the account of, or credit extended by, such Lender, or
(iii) impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Rate Advances made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of agreeing to make, making or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Prior to any Lender giving notice to the Borrowers under this subsection (a), such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such additional costs or reduction and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

      (b) Capital. If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Applicable Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of (i) reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitment of such Lender hereunder or the Advances made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved, but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), or of (ii) increasing or otherwise determining the amount of capital required or expected to be maintained by such Lender or such Lender's holding company based upon the existence of this Agreement, the Commitment of such Lender hereunder, the Advances made by such Lender pursuant hereto and other similar such commitments, agreements or assets, then from time to time the Borrowers shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction or allocable capital cost suffered. Prior to any Lender giving notice to the Borrowers under this subsection (b), such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such reduction or allocable capital cost and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

      (c) Eurodollar Reserves. Each Borrower shall pay to each Lender upon demand, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender outstanding to such Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrowers and the Administrative Agent.

      (d) Breakage Indemnity. Each Borrower shall indemnify each Lender against any loss, cost or reasonable expense which such Lender may sustain or incur as a consequence of (i) any failure by such Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article III, (ii) any failure by such Borrower to borrow or Convert any Advance hereunder after irrevocable Notice of Borrowing or Notice of Conversion has been given pursuant to Section 2.1 or 2.2, (iii) any payment, prepayment or Conversion of a Eurodollar Rate Advance required or permitted by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (v) acceleration of the maturity of any Advances due to the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Advance or any part thereof as a Eurodollar Rate Advance. Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (A) its cost of obtaining the funds for the Advance being paid, prepaid, Converted or not borrowed or Converted (based on the Eurodollar Rate) for the period from the date of such payment, prepayment,

Conversion or failure to borrow or Convert to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow or Convert, the Interest Period for such Advance which would have commenced on the date of such failure) over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, Converted or not borrowed or Converted for such period or Interest Period, as the case may be. For purposes of this subsection (d), it shall be presumed that each Lender shall have funded each such Advance with a fixed-rate instrument bearing the rates and maturities designated in the determination of the interest rate for such Advance.

      (e) Notices. A certificate of each Lender setting forth such Lender's claim for compensation hereunder and the amount necessary to compensate such Lender or its holding company pursuant to subsections (a) through (d) of this
Section 2.9 shall be submitted to the Borrowers and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The applicable Borrower shall pay each Lender directly the amount shown as due on any such certificate within 10 days after its receipt of the same. The failure of any Lender to provide such notice or to make demand for payment under this
Section 2.9 shall not constitute a waiver of such Lender's rights hereunder; provided that such Lender shall not be entitled to demand payment pursuant to subsections (a) through (d) of this Section 2.9, in respect of any loss, cost, expense, reduction or reserve, if such demand is made more than 90 days following the later of such Lender's incurrence or sufferance thereof or such Lender's actual knowledge of the event giving rise to such Lender's rights pursuant to such subsections. The protection of this Section 2.9 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

      (f) Change in Legality. Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance, then, by written notice to the Borrowers and the Administrative Agent, such Lender may:

            (i) declare that Eurodollar Rate Advances will not thereafter be made by such Lender hereunder, whereupon the right of the Borrowers to select Eurodollar Rate Advances for any Borrowing or Conversion shall be forthwith suspended until such Lender shall withdraw such notice as provided below or shall cease to be a Lender hereunder pursuant to Section
      8.8 hereof; and

            (ii) require that all outstanding Eurodollar Rate Advances made by it be Converted to Base Rate Advances, in which event all such Eurodollar Rate Advances by all Lenders shall be automatically Converted to Base Rate Advances as of the effective date of such notice as provided below.

Upon receipt of any such notice, the Administrative Agent shall promptly notify the other Lenders. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Borrowers and the Administrative Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such withdrawing notice from such Lender (or upon such Lender assigning all of its Commitments, Advances, participation and other rights and obligations hereunder in accordance with Section 8.8), the Administrative Agent shall deliver notice thereof to the Borrowers and the Lenders and such suspension shall terminate. Prior to any Lender giving notice to the Borrowers under this subsection (f), such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. Any notice to the Borrowers by any Lender shall be effective as to each Eurodollar Rate Advance on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance; provided that if such notice shall state that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective on the date of receipt by the Borrowers and the Administrative Agent.

      SECTION 2.10.     Payments and Computations.

      (a) Each Borrower shall make each payment hereunder in same day funds not later than 12:00 noon (New York City time) on the day when due in U.S. dollars
(i) if to the Administrative Agent, then directly to the Administrative Agent, and (ii) if to a Lender, then to the Administrative Agent, at its address referred to in Section 8.2. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.3 or 2.9) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

      (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

      (c) All computations of interest based on the Prime Rate component of the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period of determination. All other computations of interest (including interest based on the Federal Funds Rate component of the Base Rate, additional interest under
Section 2.9 and  interest  based on the  Eurodollar  Rate and the Federal  Funds
Rate) and of the Facility Fee shall be made by the Administrative Agent (or, in the case of Section 2.9, the Lender claiming such interest), on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period of determination. Each determination by the Administrative Agent (or, in the case of Section 2.9, by a Lender) of an interest rate and fees hereunder shall be conclusive and binding for all purposes.

      (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or of the Facility Fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

      (e) Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment from such Borrower is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

      SECTION 2.11.     Sharing of Payments, Etc.

      If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of principal or interest in respect of Advances owing to it or on account of any fee, expense, indemnification or other obligation payable by a Borrower to such Lender hereunder and the ratio of the amount of such payment (a "non-pro rata payment") to the total amount of such principal, interest, fee, expense, indemnification or other obligation then payable to it shall exceed the ratio of the amount of the payment substantially coincidentally received by any other Lender for the account of principal or interest, in respect of such other Lender's Advances owing to it, or such fee, expense, indemnification or other obligation to the total amount of such principal, interest, fee, expense, indemnification or other obligation then payable to such other Lender by such Borrower (a Lender being entitled to assume, in the absence of knowledge to the contrary, that a payment received from the Administrative Agent pursuant to Section 8.4, or received from any Borrower pursuant to Section 2.9(e), is not a non-pro rata payment), such Lender shall forthwith purchase from each such other Lender such participation or participations in the right of each such other Lender to receive such principal, interest, fee, expense, indemnification or other obligation from such Borrower as shall be necessary to cause such purchasing Lender to share such non-pro rata payment ratably (relative to the amounts of such principal, interest, fee, expense, indemnification or other obligation payable at the date of the obtaining of such non-pro rata payment to such Lender and each such other Lender, respectively, unless the relevant Lenders shall agree as to another basis for sharing); provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

      SECTION 2.12      Noteless Agreement; Evidence of Indebtedness.

      (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Advance made hereunder, the Type thereof and the Interest Period (if any) with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the relevant

Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from such Borrower and each Lender's share thereof.

      (c) The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of such Borrower to repay such obligations in accordance with their terms.

      (d) Any Lender may request that its Advances be evidenced by Notes. In such event, the Borrowers shall each prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 8.8) be represented by Notes from each Borrower, payable to the order of the payee named therein or any assignee pursuant to
Section 8.8, except to the extent that any such Lender or assignee subsequently returns any such Notes for cancellation and requests that such Borrowings once again be evidenced as described in subsections (a) and (b) above.

                                   ARTICLE III
                              CONDITIONS OF LENDING

      SECTION 3.1.      Conditions Precedent to Initial Borrowing.

      The Lenders shall have no obligation to make an Advance as part of any Borrowing pursuant to this Agreement unless and until the following conditions precedent shall have been satisfied: (i) the representations and warranties contained in Section 4.1 shall be correct on and as of the date of the initial Borrowing, (ii) the Borrowers shall have paid all fees specified in Section 2.4, and (iii) the Administrative Agent shall have received on or before the date of the initial Borrowing the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the notes described in (a) and the FMB Indentures, of which only one copy need be delivered to the Administrative Agent) in sufficient copies for each Lender:

      (a) A Note from each Borrower, in form and substance approved by the Administrative Agent, payable to each Lender that has requested one pursuant to
Section 2.12.

      (b) Counterparts of the Escrow Agreement, duly executed by the Escrow Agent, GPU, ME, PE and JC, together with evidence that the following documents have been delivered to the Escrow Agent in accordance with the terms of the Escrow Agreement:

            (i)     the  ME  Collateral   Notes,   duly  executed  by  ME  and
      authenticated by the Note Trustee, in the aggregate principal amount of $150 million;

            (ii) the PE Collateral Notes, duly executed by PE and authenticated by the Note Trustee, in the aggregate principal amount of $150 million;

            (iii) the JC Collateral Notes, duly executed by JC and authenticated by the Note Trustee, in the aggregate principal amount of $266 million; and

            (iv) the PE Collateral FMBs, duly executed by PE and authenticated by the FMB Trustee, in the aggregate principal amount of $420 million.

      (c) A certified copy of the ME Note Order, duly executed by ME, together with evidence that the Note Trustee shall have received the ME Note Order.

      (d) A certified copy of the PE Note Supplemental Indenture, duly executed by PE and the Note Trustee.

      (e) A certified copy of the JC Note Order, duly executed by JC, together with evidence that the Note Trustee shall have received the JC Note Order.

      (f) Certified copies of the ME Collateral FMBs in the aggregate principal amount of $150 million, duly executed by ME and authenticated by the FMB Trustee, together with evidence that the Note Trustee shall have received the ME Collateral FMBs.

      (g) Certified copies of JC Collateral FMBs in the aggregate principal amount of $266 million, duly executed by JC and authenticated by the FMB Trustee, together with evidence that the Note Trustee shall have received the JC Collateral FMBs.

      (h) A certified copy of the ME Supplemental FMB Indenture, duly executed by ME and the FMB Trustee.

      (i) A certified copy of the PE Supplemental FMB Indenture, duly executed by PE and the FMB Trustee.

      (j) A certified copy of the JC Supplemental FMB Indenture, duly executed by JC and the FMB Trustee.

      (k) A certificate of the Secretary or Assistant Secretary of each Subsidiary Borrower certifying that attached thereto are true and complete copies of the FMB Indenture and the Note Indenture to which such Subsidiary Borrower is a party.

      (l) Copies of all certificates and opinions delivered by or on behalf of the Note Trustee, the FMB Trustee and the Subsidiary

Borrowers in connection with (i) the execution and delivery of the Collateral Note Authorizations, the FMB Supplemental Indentures, the Collateral Notes and the Collateral FMBs, (ii) the authentication by the Note Trustee of the Collateral Notes and (iii) the authentication by the FMB Trustee of the Collateral FMBs.

      (m) Copies of (i) audited consolidated financial statements of each Borrower and unaudited consolidating financial statements of GPU, in each case dated as of December 31, 2000, and (ii) pro forma cash flow statements of the Borrowers and GPU and its Subsidiaries on a consolidated basis and a pro forma debt schedule of the Borrowers and GPU and its Subsidiaries on a consolidated basis, with the assumption that the PaPUC issues a PLR Rate Order granting in all material respects the relief sought by GPU which statements were included in the Information Memorandum (the "Base Case Cash Flow Statement").

      (n) Certified copies of the resolutions of the Board of Directors of each Borrower approving each Loan Document to which such Borrower is, or is to be, a party and of all documents evidencing other necessary corporate action and governmental approvals, including, without limitation, appropriate orders of the SEC under the Utility Act, with respect to the Loan Documents.

      (o) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of each Borrower authorized to sign each Loan Document to which such Borrower is, or is to be, a party and the other documents to be delivered by it hereunder.

      (p)  Evidence  that,  upon  application  of the  proceeds  of the  initial
Borrowing hereunder, the commitments of the lenders under the Bilateral Agreements, other than those set forth in part B of Schedule IV hereto, shall have been terminated, and the obligations of the Borrowers under the Bilateral Agreements, other than those set forth in part B of Schedule IV hereto, shall have been paid in full.

      (q) A favorable opinion of Thelen Reid & Priest LLP, counsel for the Borrowers, substantially in the form of Exhibit Q hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

      (r) A favorable opinion of King & Spalding, special counsel for the Administrative Agent, substantially in the form of Exhibit R hereto.

      (s)  Evidence  that,  upon  application  of the  proceeds  of the  initial
Borrowing hereunder, the commitments of the Existing Bank Group under the Existing Credit Agreement shall have been terminated, and the obligations of the Existing Bank Group shall have been paid in full.

      (t) Such other approvals, opinions and documents as the Administrative Agent may reasonably request as to the legality, validity, binding effect or enforceability of any Loan Document or the financial condition, properties, operations or prospects of any Borrower.


      SECTION 3.2.      Conditions Precedent to Each Borrowing.

      The obligation of each Lender to make an Advance as part of a Borrowing (including the initial Borrowing hereunder) shall be subject to the further conditions precedent that on the date of such Borrowing:

      (a) the following statements shall be true (and each of the giving of the applicable notice or request by any Borrower with respect to such Borrowing and the performance of such Borrowing without prior correction by such Borrower shall constitute a representation and warranty by such Borrower that, on the date of such Borrowing, such statements are true):

            (i) The representations and warranties contained in Section 4.1 (other than those contained in the last sentence of subsection (e) and in subsection (m) thereof) are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

            (ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or an Unmatured Default;

            (iii) After giving effect to such Borrowing and the application of the proceeds therefrom, such Borrower is in compliance with the applicable limitations (if any) on the amount of indebtedness that may be incurred by such Borrower contained in its charter; and

      (b) the Borrowers shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Documents.

      SECTION 3.3.      Conditions Precedent to Certain Borrowings.

      The obligation of any Lender to make its Advance as part of a Borrowing (including the initial Borrowing) that would (after giving effect to all Borrowings on such date and the application of proceeds thereof) increase the principal amount outstanding hereunder, or the outstanding principal amount of the Advances hereunder shall be subject to the conditions precedent set forth in Section 3.2 and the further condition precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable notice or request by any Borrower with respect to such Borrowing and the performance of such Borrowing shall constitute a representation and warranty by such Borrower that, on the date of such Borrowing, such statement is true):

            (i) The representations and warranties contained in the last sentence of subsection (e) and in subsection (m) of Section 4.1 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

            (ii) the Borrowers shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of the Loan Documents.

      SECTION 3.4.      Reliance on Certificates.

      The Lenders and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of Borrowers as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable thereto, from an officer of such Borrower identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Borrower thereafter authorized to act on behalf of such Borrower.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.1.      Representations and Warranties of the Borrowers.

      Each Borrower represents and warrants with respect to itself as follows:

      (a) Such Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

      (b) The execution, delivery and performance by such Borrower of the Loan Documents to which such Borrower is a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any material contractual restriction binding on or affecting such Borrower, and do not result in or require the creation of any Lien upon or with respect to any of its properties, except as contemplated by and pursuant to the terms of the Loan Documents.

      (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Agreement, the Collateral Notes or the Collateral FMBs to which such Borrower is a party except for an appropriate order of the SEC under the Utility Act which, on and as of the date of the initial Borrowing hereunder and on and as of each date on which this representation and warranty shall be deemed to be repeated, will be duly obtained, in full force and effect, sufficient for its purpose and not subject to any pending or, to the knowledge of any Borrower, threatened appeal or other proceeding seeking reconsideration).

      (d) Each Loan Document to which such Borrower is a party is the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms.

      (e) The audited balance sheets of such Borrower and its Subsidiaries as at December 31, 2000, and the related audited statements of income and retained earnings of such Borrower and its Subsidiaries for the fiscal year then ended, together with the notes thereto, copies of which have been furnished to each
Lender, fairly present the financial condition of such Borrower and its Subsidiaries as at such date and the results of the operations of such Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Except as disclosed in such Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, since December 31, 2000, there has been no material adverse change in such financial condition or results of operations.

      (f) There has not been any failure by such Borrower to file at or prior to the time required any reports or other filings with any regulatory authority having jurisdiction over it that would materially adversely affect its business or financial condition.

      (g) No proceeds of any Advance will be used to acquire any security in any transaction that is subject to the reporting requirements of Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

      (h) Such Borrower is not in default, and no condition exists which with notice or lapse of time or both would constitute a default, under any agreement to which such Borrower is a party evidencing Debt with a principal amount equal to or in excess of $20,000,000.

      (i) Such Borrower is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

      (j) GPU owns beneficially and of record, free and clear of all Liens, 100% of the common stock of each Subsidiary Borrower.

      (k) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of a Borrower or of all Borrowers or of a Borrower and its Subsidiaries on a consolidated basis or of all Borrowers and their Subsidiaries on a consolidated basis) subject to the provisions of Section 5.2(a) or (e) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

      (l) Neither any Borrower nor any of such Borrower's ERISA Affiliates has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan.

      (m) Except as disclosed in such Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, copies of which have been delivered to the Lenders, there is no pending or, to such Borrower's knowledge, threatened action or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which, in the case of GPU, could reasonably be expected to materially adversely affect the financial condition or operations of GPU or of GPU and its Subsidiaries, taken as a whole, or, in the case of a Subsidiary Borrower, could reasonably be expected to materially adversely affect the financial condition or operations of such Borrower or such Borrower and its Subsidiaries, taken as a whole.

      (n) No ERISA Plan Termination Event has occurred or is reasonably expected to occur with respect to any Plan which reasonably could be expected to materially adversely affect the business, operations, affairs, assets or condition, financial or otherwise, or prospects of any Borrower on a consolidated basis, or the ability of any Borrower to perform its obligations hereunder.

      (o) Such Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      (p) The Base Case Cash Flow Statement delivered pursuant to Section 3.1(e) was arrived at in good faith and based on reasonable assumptions, and as of the date of its delivery, the

Information Memorandum, taken as a whole, was not misleading in any material respect and did not omit to disclose any matter the failure of which to be disclosed would result in any information contained therein, in light of the circumstances under which they were made, being misleading in any material respect.


                                    ARTICLE V

                           COVENANTS OF THE BORROWERS

      SECTION 5.1.      Affirmative Covenants.

      Each Borrower (except as expressly provided below in those covenants that apply solely to GPU) covenants that it will, so long as any Advance or any other amount owing hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, unless the Majority Lenders shall otherwise consent in writing:

      (a) Payment of Taxes, Etc. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any properties of such Borrower, provided it shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings.

      (b) Performance and Compliance with Other Agreements. Perform and comply with each of the material provisions of each material indenture, credit agreement, contract or other agreement by which such Borrower is bound, non-performance or non-compliance with which would have a material adverse effect upon its business or credit or materially and adversely affect its ability to perform its obligations hereunder except material contracts or other agreements being contested in good faith.

      (c)  Preservation  of  Corporate  Existence,  Conduct  of  Business,  Etc.
Preserve and maintain its corporate existence in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to be so qualified would not materially adversely affect its financial condition, operations, properties or business, preserve its material rights, franchises and privileges to conduct its business substantially as conducted as of the date hereof and, at all times following the delivery of the Pro-Forma Statements pursuant to Section 5.4(a), use reasonable efforts to operate its business in a manner materially consistent with the projections and proposed actions reflected for such Borrower in the Pro-Forma Statements.

      (d) Compliance with Laws, Etc. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would have a material adverse effect upon its business or credit or materially and adversely affect its ability to perform its obligations hereunder except laws, rules, regulations and orders being contested in good faith.

      (e) Maintenance of Insurance. Maintain insurance in effect at all times in such amounts as are available to such Borrower and covering such risks as is usually carried by companies of a similar size, engaged in similar businesses and owning similar properties in the same general geographical area in which such Borrower operates, either with responsible and reputable insurance companies or associations, or, in whole or in part, by establishing reserves of one or more insurance funds, either alone or with other corporations or associations.

      (f) Inspection Rights. At any reasonable time and from time to time, permit the Administrative Agent or any Lender or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Borrower and to discuss the affairs, finances and accounts of such Borrower with any of its officers or directors.


      (g Ownership of Subsidiary Borrowers. With respect to GPU, maintain at all times beneficial ownership, free and clear of all Liens (except for those described in Section 5.2(a)(iii)), of 100% of all outstanding shares of common stock of each Subsidiary Borrower and of GPU Capital, Inc.

      (h) Debt to Total Capitalization. With respect to GPU, maintain at all times a ratio of Adjusted Debt to Total Capitalization of not more than
0.68 to 1.0.

      (i) Use of Proceeds. Use the proceeds of Advances for working capital purposes.

      SECTION 5.2.      Negative Covenants.

      Each Borrower (except as expressly provided below in those covenants that apply solely to GPU) covenants that it will not, so long as any Advance or any other amount owing hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, without the prior written consent of the Majority Lenders:

      (a) Liens, Etc. Create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties or rights, whether now owned or hereafter acquired (any of the foregoing being referred to herein as a "Lien"), or assign any right to receive income, services or property, except that the foregoing restrictions shall not apply to any such assignments in connection with the issuance of Securitization Securities or to Liens:

            (i)     existing on the date hereof;

            (ii) created to secure any Senior Debt; provided, however, that no Lien created to secure any Senior Debt shall extend to or cover property of any type which is excluded therefrom on the date hereof;

            (iii) for taxes, assessments or governmental charges or levies on property of such Borrower if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

            (iv)  imposed  by  law,  such  as  carriers',   warehousemen's   and
      mechanics' Liens and other similar Liens arising in the ordinary course of business;

            (v) arising out of pledges or deposits (A) under workmen's compensation laws, unemployment insurance, or other social security, or similar legislation, or (B) to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, surety or similar bonds or other similar obligations, in each case under this clause (B) made in the ordinary course of business in an amount not to exceed $12,000,000 in the aggregate for all Borrowers at any one time outstanding;

            (vi) arising out of purchase money mortgages or other Liens on property acquired by such Borrower in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

            (vii)   affecting   the  fuel   used  in  the   power   generating
      operations of any Borrower;

            (viii) constituting attachment, judgment and other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by proper proceedings or the payment of which is covered in full (subject to customary deductible amounts) by insurance maintained with responsible and reputable insurance companies or associations and such applicable insurance company or association has acknowledged its liability therefor in writing;

            (ix) constituting easements, restrictions and other similar encumbrances arising in the ordinary course of business, which in the aggregate do not materially adversely affect such Borrower's use of its properties; or

            (x) in addition to the foregoing, securing amounts not to exceed in the aggregate $75,000,000 for each Borrower at any one time outstanding.

      (b)   Debt.  Create, incur, assume or suffer to exist any Debt, except:

            (i)     Debt of such Borrower hereunder;

            (ii)    Debt    directly    secured   by   Liens    permitted   by
      Section 5.2(a)(iii)-(vii);

            (iii) Senior Debt or Debt of such Borrower in respect of Securitization Securities or Subordinated Debt;

            (iv) Debt of such Borrower under External Lines, commercial paper and other forms of unsecured short-term indebtedness, such commercial paper and such other unsecured short-term indebtedness having a stated maturity not in excess of 270 days from the date of issuance; provided, however, that the aggregate principal amount of all Debt under External Lines of such Borrower, such unsecured commercial paper of such Borrower and such other unsecured short-term indebtedness of such Borrower, together with the unpaid principal amount of Advances to such Borrower, shall not exceed at any time (A) in the case of any Borrower other than GPU, such Borrower's Short-Term Debt Limit or such Borrower's Sublimit and
      (B) in the case of GPU, the lesser of GPU's Short-Term Debt Limit and $100,000,000;

            (v) Debt which is expressly and effectively subordinated to the Debt hereunder and, without limiting the generality of the foregoing, which provides that, unless and until the Debt hereunder shall have been paid in full, no payments of any kind, whether for principal, interest, premium, fees, expenses or otherwise, shall be made in the event of an Event of Default described in Section 6.1(e) or (f) below;

            (vi) Debt arising from the purchase in the ordinary course of its business as conducted on the date hereof of fuel, supplies, equipment, services, electric energy and capacity with respect to which no assertion that such Debt is delinquent in payment has been made and outstanding for more than 60 days, unless such Borrower is contesting such assertion in good faith and by appropriate proceedings;

            (vii) Debt with respect to unfunded vested benefits under Plans or withdrawal liability incurred under ERISA by a Borrower or any of its ERISA Affiliates to any Multiemployer Plan;

            (viii)  Debt with respect to capital lease obligations;

            (ix) any other unsecured Debt not to exceed, in the case of GPU (on an unconsolidated basis), the aggregate amount of $2,000,000,000 at any one time outstanding and, in the case of each of JC, PE and ME, the aggregate amount of $200,000,000 at any one time outstanding;

            (x)     all Debt permitted pursuant to Section 5.2(c); and

            (xi) other unsecured Debt not in excess of the amount otherwise permitted under Section 5.1(h).

      (c) Assumptions, Guaranties, Etc. of Debt of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any obligation or Debt of any other Person, except:

            (i) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (ii)    obligations to pay insurance premiums;

            (iii) guaranties existing on the date hereof to the extent permitted pursuant to Section 5.2(b)(x);

            (iv) guaranties by ME, JC and PE of obligations of any Subsidiary of such Borrower to the extent permitted pursuant to Section 5.2(b)(x);

            (v) indemnifications of any Borrower or GPU Service, Inc. or GPU Nuclear, Inc. for the benefit of suppliers and contractors of property or services to any Borrower (other than GPU) with respect to nuclear material and facilities;

            (vi) guaranties or indemnifications by any Borrower issued in the ordinary course of business of such Borrower

      (and not covering the payment or performance of any Person's indebtedness for borrowed money) such as self-insurance guaranties and those issued in favor of surety companies issuing indemnity bonds, third party vendors or customers to promote conservation of energy or cogeneration, stock transfer agents, lessors or vendors of equipment, supplies or services; and

            (vii) guaranties by GPU of obligations of any Subsidiary of GPU (only for so long as such Person is a Subsidiary of GPU) to the extent permitted pursuant to Section 5.2(b)(x).

      (d)   Mergers, Etc.  Merge or consolidate with any Person, unless:

            (i)     the surviving or resulting entity is a Borrower hereunder;

            (ii) immediately after giving effect thereto no Event of Default or Unmatured Default shall have occurred and be continuing; and

            (iii) the senior unsecured debt of the surviving or resulting Borrower shall be rated at least investment grade by S&P and/or Moody's.

      (e) Sale of Assets, Etc. From the date hereof until the Termination Date, GPU will not, and will not permit or cause any other Borrower to, sell, transfer, lease, assign or otherwise convey or dispose of more than 10% of its assets (whether now owned or hereafter acquired), in any single or series of transactions, whether or not related, except for (i) dispositions of (A) assets in connection with the issuance of Securitization Securities and (B) current assets in the ordinary course of business as conducted on the date hereof, (ii) dispositions of assets not exceeding 5% of such Borrower's assets in connection with sale-leaseback transactions relating to such assets, (iii) conveyances of assets from one Borrower to another and (iv) dispositions of any generating and related assets of any Borrower listed on Schedule I hereto, provided that before and after giving effect to any such disposition, no Event of Default under
Section 6.1(a) shall have occurred and be continuing.

      (f) Constituent Documents, Etc. GPU will not, and will not permit or cause any other Borrower to, (i) change in any material respect, the nature of its business, charter, certificate of incorporation or other similar document, accounting policies or accounting practices (except as required or permitted by the Financial Accounting Standards Board or generally accepted accounting principles) (it being agreed that such portion of any change to a charter, certificate of incorporation or other similar document that provides for the issuance of equity shall not be claimed material) or (ii) cease to engage in the business of the same general type as conducted by such Borrower on May 1, 2001.

      (g) Dividends. If a Security Event shall have occurred and be continuing, GPU will not declare or pay any dividend on its common stock other than the dividend declared on April 5, 2001 and scheduled to be paid on or about May 30, 2001.

      (h) Non-core Investments. Make Non-Core Business Investments in amounts that, in the aggregate, materially exceed the Non-Core Business Investments contemplated in the Base Case Cash Flow Statement. If a Security Event shall have occurred and be continuing, GPU will not make, or cause or permit its Subsidiaries to make, any Non-Core Business Investments except those for which contractual commitments exist as of the date of the issuance of a PLR Rate Order that is not a Satisfactory Rate Order.

      (i) Capital Contributions. If a Security Event shall have occurred and be continuing, GPU will not make any contribution of capital or loan to ME or PE in excess of $50,000,000 in the aggregate.

      SECTION 5.3.      Reporting Requirements.

      Each Borrower covenants that it will, so long as any Advance or any other amount owing hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, unless the Majority Lenders shall otherwise consent in writing, furnish to each Lender:

      (a) as soon as possible and in any event within three days after the occurrence of each Event of Default and each Unmatured Default, the statement of the chief financial officer or Vice President and Treasurer of such Borrower setting forth details of such Event of Default or Unmatured Default and the action which such Borrower proposes to take with respect thereto;

      (b) as soon as available and in any event within sixty days after the end of each of the first three quarters of each fiscal year of such Borrower, a balance sheet of such Borrower as of the end of such quarter and statements of income and retained earnings and of source and application of funds of such Borrower (in the case of GPU, on a consolidated and consolidating basis) for the 3-month and 12-month periods ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures as of the end of and for the 3-month and the 12-month periods ending on the corresponding date of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or Vice President and Treasurer of such Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of said officer stating that said officer has no knowledge that an Event of Default or an Unmatured Default has occurred and is continuing or, if an Event of Default or an Unmatured Default has occurred and is continuing, a statement as to the nature thereof and the action which such Borrower proposes to take with respect thereto;

      (c) as soon as available and in any event within ninety days after the end of each fiscal year of each Borrower, a copy of the annual audit report for such year for such Borrower including therein a balance sheet as of the end of such fiscal year and statements of income and retained earnings and of source and application of funds of such Borrower (in the case of GPU, on a consolidated and consolidating basis) for such fiscal year, in each case certified (except for the consolidating financial statements) by PriceWaterhouseCoopers, L.L.P. or other independent public accountants of recognized standing acceptable to the Majority Lenders as having been prepared in accordance with generally accepted accounting principles consistently applied together with a certificate of (i) such accounting firm to the Lenders stating that in the course of its audit of the business of such Borrower, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default or an Unmatured Default relating to financial or accounting matters has occurred and is continuing, or if, in the opinion of such accounting firm, such an Event of Default or an Unmatured Default has occurred and is continuing, a statement as to the nature thereof and (ii) the chief financial officer or Vice President and Treasurer of such Borrower corresponding to the certificate referred to in the last clause of
Section 5.3(b);

      (d) within thirty days after the filing thereof, copies of all Annual Reports on Form 10-K (or successor form), Quarterly Reports on Form 10-Q (or successor form), and reports on Form 8-K (or successor form) of the Borrowers filed with the SEC;

      (e) as soon as possible and in any event within three Business Days of the occurrence of a material adverse change in the financial position, operations or prospects of such Borrower, the statement of the chief financial officer or Vice President and Treasurer of such Borrower setting forth the details of such change, the anticipated effects thereof and the action which such Borrower proposes to take with respect thereto;

      (f) as soon as possible and in any event (A) within thirty days after a Borrower knows or has reason to know, or a Borrower has knowledge that any of its ERISA Affiliates knows or has reason to know, that any ERISA Plan
Termination Event described in clause (i) of the definition of ERISA Plan Termination Event with respect to any Plan has occurred and (B) within ten days after a Borrower knows or has reason to know, or a Borrower has knowledge that any of its ERISA Affiliates knows or has reason to know, that any other ERISA Plan Termination Event with respect to any Plan has occurred, a statement of the chief financial officer or Vice President and Treasurer of such Borrower describing such ERISA Plan Termination Event and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto;

      (g) promptly and in any event within five Business Days after receipt thereof by a Borrower from the PBGC, or within five Business Days after a Borrower has knowledge of the receipt thereof by any of its ERISA Affiliates, copies of each notice received by such Borrower or such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any such Plan;

      (h) as soon as possible and in any event within three Business Days after any Borrower acquires knowledge of the filing of any appeal of, or petition seeking modification or setting aside of, any order of the SEC under the Utility Act obtained by the Borrowers in connection with this Agreement, notice of such appeal or petition together with a copy thereof, if available;

      (i) such other information respecting the business, properties or the condition or operations, financial or otherwise, of such Borrower as any Lender may through the Administrative Agent from time to time reasonably request;

      (j) as soon as possible and in any event within three Business Days after any Borrower acquires knowledge thereof, notice of any change in the Debt Rating or in any credit rating used to determine the Debt Rating;

      (k) as soon as possible and in any event within three Business Days after any Borrower acquires knowledge thereof, notice of any change in the short-term debt borrowing limit prescribed by the SEC for such Borrower under the Utility Act (such Borrower's "Short-Term Debt Limit"); and

      (l) together with the financial statements delivered pursuant to subsections (b) and (c) above, a certificate of the Chief Financial Officer or Vice President and Treasurer of GPU setting forth in reasonable detail the calculations used in determining compliance by each Borrower with Sections 5.1(h) and 5.2(b)(ix) as of the last day of the period or periods covered by such financial statements.

      SECTION 5.4. Delivery of Pro-Forma Statements, PLR Rate Order, Collateral Notes and Collateral FMBs.

      (a) No later than five Business Days following the issuance of a PLR Rate Order, GPU shall deliver to the Administrative Agent and the Lenders (i) a copy of the PLR Rate Order, (ii) a pro forma cash flow statement, through December 2002, and a pro forma debt schedule, through December 2002, taking into effect the PLR Rate Order, substantially in same form as the Base Case Cash Flow Statement, (iii) if GPU believes that the PLR Rate Order satisfies the criteria set forth in subclauses
(A) and (B) of clause (i) of the definition of "Satisfactory Rate Order", the certificate described in such definition, and (iv) if GPU does not believe that the PLR Rate Order satisfies such criteria, a statement to that effect;

      (b) Immediately upon the occurrence of a Pennsylvania Security Event, the Administrative Agent shall cause, pursuant to the terms of the Escrow Agreement, the Escrow Agent to deliver (i) to the Administrative Agent, for the ratable benefit of the Lenders, the ME Collateral Notes and the PE Collateral Notes, and
(ii) to the Note Trustee, for the ratable benefit of the holders of all senior notes issued under the PE Note Indenture, the PE FMBs. In addition, immediately upon the occurrence of a JC Security Event, the Administrative Agent shall cause, pursuant to the terms of the Escrow Agreement, the Escrow Agent to deliver to the Administrative Agent, for the ratable benefit of the Lenders, the JC Collateral Notes. On and after any Collateral Note Delivery Date, the Collateral Notes delivered to the Administrative Agent on such Collateral Note Delivery Date shall be registered in the name of the Administrative Agent and shall be owned and held by the Administrative Agent, subject to the provisions of this Agreement and the relevant Collateral Note Authorization, for the benefit of the Lenders, and the Borrowers shall have no interest therein. On and after the Collateral Note Delivery Date, the Administrative Agent shall be entitled to exercise all rights of a noteholder under the relevant Note Indenture with respect to the Collateral Notes delivered to the Administrative Agent. Any payments received by the Administrative Agent on account of the principal of or interest on the Collateral Notes shall be distributed by the Administrative Agent in accordance with the applicable provisions of this Agreement and the relevant Collateral Note Authorization, and each of the Subsidiary Borrowers hereby consents to such distribution. Notwithstanding the foregoing, in the event that prior to delivery of any Collateral Notes of ME or JC hereunder, ME or JC is able to sell senior notes issued under such Subsidiary Borrower's Note Indenture, then the Administrative Agent and the Lenders agree that to the extent that such Subsidiary Borrower does not otherwise have available issuance capacity under its Note Indenture, the Lenders will relinquish their right hereunder to the delivery of such amount of Collateral Notes issued by such Subsidiary Borrower, and the Administrative Agent shall cause, pursuant to the terms of the Escrow Agreement, the Escrow Agent to deliver such amount of Collateral Notes to the Note Trustee for cancellation; and

      (c) Immediately upon a determination pursuant to subsection (a) above and Section 7.6(a) that a PLR Rate Order issued on or before June 15, 2001 is a Satisfactory Rate Order, the Administrative Agent shall cause, pursuant to the terms of the Escrow Agreement, the Escrow Agent to deliver the Collateral Notes to the Note Trustee for cancellation and to deliver the PE FMBs to the FMB Trustee for cancellation, and the Administrative Agent and the Lenders shall thereafter have no right to the delivery of the Collateral Notes hereunder.



                                   ARTICLE VI

                                EVENTS OF DEFAULT

      Section 6.1.      Events of Default.

      As to a Borrower, any of the following events shall constitute an Event of Default ("Event of Default") if it occurs and is continuing:

      (a) Such Borrower shall fail to make any payment of principal of any Advance when due or of interest thereon or fees within five days after such interest or fees shall have become due; or

      (b) Any representation or warranty or written statement made by such Borrower (or any of its officers) in any Loan Document or in connection with any Loan Document or in any schedule, certificate or other document delivered pursuant to or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

      (c) Such Borrower shall fail to perform or observe the covenants set forth in Section 5.1(g), Section 5.1(h), Section 5.2, Section 5.3(a) or Section 5.4 or such Borrower shall fail to perform or observe any other term, covenant or agreement contained herein on its part to be performed or observed and any such failure shall remain unremedied for thirty days after written notice thereof shall have been given by the Administrative Agent or any Lender to such Borrower (and, if such notice was given by a Lender, to the Administrative Agent); or

      (d) Such Borrower shall (i) fail to pay any Debt which is outstanding in a principal amount of at least $20,000,000 in the aggregate (but excluding Debt hereunder) of such Borrower, or premium or interest thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (ii) fail to perform or observe any term, covenant or agreement on its part to be observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or pursuant to any notice of optional redemption with respect thereto), prior to the stated maturity thereof; or

      (e) Such Borrower or any Significant Subsidiary of a Borrower shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors or shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property or such Borrower or Significant Subsidiary shall take any corporate action to authorize any of the actions described in this subsection (e); or

      (f) Any proceeding shall be instituted against such Borrower or any Significant Subsidiary of a Borrower seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and such proceeding shall remain undismissed or unstayed for a period of 60 days; or

      (g) A final judgment or order for the payment of money in excess of $20,000,000 shall be rendered against such Borrower and such judgment or order shall continue unsatisfied and in effect for a period of thirty consecutive days (excluding therefrom any period during which enforcement of such judgment or order shall be stayed, whether by pendency of appeal, posting of adequate security or otherwise); or

      (h) Any ERISA Plan Termination Event shall have occurred with respect to a Plan which could reasonably be expected to result in a material liability to such Borrower, and, 30 days after notice thereof shall have been given to such Borrower by the Administrative Agent or any Lender, such ERISA Plan Termination Event shall still exist; or

      (i)   A Change in Control shall have occurred.

      SECTION 6.2.      Declaration by the Administrative Agent.

      If any Event of Default  described in subsection  (a), (b), (c), (d), (g),
(h) or (i) of Section 6.1 with  respect to a Borrower or in  subsection  (e) and
(f) of Section 6.1 with respect to a Borrower or any Significant Subsidiary of a Borrower shall occur and be continuing with respect to a Borrower, then, and in any such event, the Administrative Agent (A) shall at the request, or may with the consent, of the Lenders having at least 66-2/3% of the Commitments, by notice to such Borrower and any one or more of the other Borrowers, declare the obligation of each Lender to make Advances to such Borrower to be terminated, whereupon the same shall immediately terminate; and/or (B) shall at the request, or may with the consent, of the Lenders owed at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to Lenders, by notice to such Borrower, declare the Advances made to such Borrower, all interest thereon and all other amounts payable by such Borrower under this Agreement to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; and if any Event of Default described in subsection (e) or (f) of Section 6.1 shall occur and be continuing with respect to a Borrower, then (i) the obligation of each Lender to make Advances to the Borrowers shall automatically immediately terminate and (ii) the Advances made to such Borrower, all interest thereon and all other amounts payable by such Borrower under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower and/or (iii) if any Collateral Notes of such Borrower have been delivered to the Administrative Agent pursuant to Section 5.4(b), shall at the request, or may with the consent, of Lenders representing at least 66-2/3% of the Commitments exercise any right or remedy (including, without limitation, rights of redemption) available to the Administrative Agent in its capacity as a holder of such Collateral Notes.


                                   ARTICLE VII
                            THE ADMINISTRATIVE AGENT

      SECTION 7.1.      Authorization and Action.

      Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances or any of the Collateral Note Documents), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required
                                       46
to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law; provided further, that the Administrative Agent shall not enter into any amendment or waiver of any provision of any Collateral Note Document, nor consent to any departure by any party thereto therefrom, unless authorized or directed by, or with the consent of, Lenders representing that percentage of the Commitments and/or holding that percentage of Advances that would be required to effect such amendment, waiver or consent under Section 8.1, with each reference to Section 8.1 to "this Agreement" and words of like importance being deemed to be a reference to "any Collateral Note Document".

      SECTION 7.2.      Reliance on the Administrative Agent, Etc.

      Neither the Administrative Agent, nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrowers), independent public accountants (including the Borrowers' independent public accountants) and other experts selected by the Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and
(v) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by the recipient to be genuine and signed or sent by the proper party or parties.

      SECTION 7.3.      Chase and its Affiliates.

      With respect to its Commitment and the Advances made by it , Chase shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Chase in its individual capacity. Chase and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of its Subsidiaries and any Person who may do business with or own securities of any Borrower or any such Subsidiary, all as if Chase were not the Administrative Agent without any duty to account therefor to the Lenders.

      SECTION 7.4.      Indemnification.

      The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by any Borrower), ratably, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the indemnitee. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by any Borrower. For purposes of this Section 7.4, ratable allocations among the Lenders shall be made (i) in respect of any demand by the Administrative Agent prior to a declaration made pursuant to Section 6.2, according to the respective amounts of their Commitments and (ii) thereafter according to the respective principal amounts of the Advances then outstanding to them.

      SECTION 7.5.      Successor Administrative Agent.

      The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and each Borrower and may be removed at any time as the Administrative Agent under this Agreement with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000, and to which the Borrowers shall have consented in writing, such consent not to be unreasonably denied. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty days after the giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000 and to which the Borrowers shall have consented in writing, such consent not to be unreasonably denied. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

      SECTION 7.6 Determinations by Lenders; No Transfer of Collateral Notes; Surrender of Collateral Notes.

      (a) Each Lender agrees to advise the Administrative Agent, no later than ten Business Days following the delivery by GPU pursuant to Section 5.4(a) of a certificate to the effect that the PLR Rate Order satisfies the criteria set forth in subclauses (A) and (B) of clause (i) of the definition of "Satisfactory Rate Order", whether such Lender, in its reasonable judgment, concurs with the statements set forth in such certificate, it being understood that the failure of any Lender to advise the Administrative Agent whether such Lender concurs shall be deemed to constitute concurrence with the statements set forth in such certificate.

      (b) The Administrative Agent shall not sell, assign or otherwise transfer any Collateral Notes delivered to it under this Agreement except to a successor Administrative Agent under this Agreement.

      (c) The Administrative Agent shall promptly surrender to or upon the order of each Subsidiary Borrower all Collateral Notes issued by such Borrower and held by the Administrative Agent upon the termination of all Commitments hereunder and the payment of all Advances of such Subsidiary Borrower and other amounts payable hereunder.

      (d) Upon any  reduction of a Subsidiary  Borrower's  Sublimit  pursuant to
Section 2.5, and upon request by such Subsidiary Borrower, the Administrative Agent shall promptly surrender to or upon the order of such Subsidiary Borrower Collateral Notes of such Subsidiary Borrower in principal amount equal to the amount by which such Collateral Notes exceed such Sublimit, after giving effect to the reduction.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      SECTION 8.1.      Amendments, Etc.

      Except as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 3.1, 3.2 or 3.3 (if and to the extent that the Borrowing that is the subject of such waiver would involve an increase in the aggregate outstanding amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), (ii) increase the Commitments of any Lender or subject any Lender to any additional obligations,
(iii) reduce the principal of, or interest on, or any fees or other amounts payable hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, any Advance or any fees or other amounts payable hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of any Advance, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (vi) extend the Termination Date, (vii) amend this Section 8.1; or (viii) authorize the Administrative Agent to return, or to authorize or direct the return of, the Collateral Notes to the issuer thereof, other than in compliance with Section 5.4(c) or 7.6; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under or any Loan Document; provided, further, that this Agreement may be amended and restated without the consent of any Lender or the Administrative Agent if, upon giving effect to such amendment and restatement, such Lender or the Administrative Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such Lender or the Administrative Agent, as the case may be.

      SECTION 8.2.      Notices, Etc.

      All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to:

            (i) GPU, at its address at 300 Madison Avenue, Morristown, New Jersey 07962-1911, Attention: Vice President and Treasurer;

            (ii) JC, at its address at 2800 Pottsville Pike, Reading, PA 19640-0001, Attention: Vice President and Treasurer;

            (iii) ME, at its address at 2800 Pottsville Pike, Reading, PA 19640-0001, Attention: Vice President and Treasurer;

            (iv) PE, at its address at 2800 Pottsville Pike, Reading, PA 19640-0001, Attention: Vice President and Treasurer;

            (v)     any Lender, at its Domestic Lending Office; and

            (vi) the Administrative Agent, at its address at 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: LuAnn DeStefano, Loan and Agency Group;

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, sent by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII and Section 8.8 shall not be effective until received by the Administrative Agent.

      SECTION 8.3.      No Waiver; Remedies.

      No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 8.4.      Costs, Expenses and Taxes.

      (a) The Borrowers agree to indemnify the Administrative Agent and each Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees
(i) incurred by the Administrative Agent in connection with the preparation, execution or administration or (ii) incurred by the Administrative Agent or any Lender in connection with the enforcement, (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent or any Lender in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent or any Lender hereunder, except for such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Person seeking such indemnity.

      (b) (i) Any and all payments made by any Borrower under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each of the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Administrative Agent, is organized and by any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Lending Office and any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender (each, a "Beneficiary"), (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection
      (b)) such Beneficiary receives an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower shall make such deductions and (C) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (ii) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, the Loan Documents (hereinafter referred to as "Other Taxes").

            (iii) The applicable Borrower will indemnify each Beneficiary for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection (b)) paid by such Beneficiary on account of such Borrower and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Beneficiary makes written demand therefor.

            (iv) Within 30 days after the date of any payment of Taxes, the applicable Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.2 hereof, the original or a certified copy of a receipt evidencing payment thereof.

            (v) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 8.4(b) shall survive the termination or expiration of the Commitments and the payment in full of the Advances and all interest thereon.

      SECTION 8.5.      Right of Set-off.

      Upon (i) the occurrence and during the continuance of any Event of Default as to a Borrower and (ii) the making of the request or the granting of the consent specified by Section 6.2 to authorize the Administrative Agent to declare the Advances of such Borrower due and payable pursuant to the provisions of Section 6.2, each Lender is hereby authorized at any time and from time to time, without notice to such Borrower (any such notice being expressly waived by each Borrower) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under any Loan Document to which Borrower is a party, irrespective of whether or not such Lender shall have made any demand under such Loan Document and although such obligations may be contingent and unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

      SECTION 8.6 Lender Credit Decisions.

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial information referred to in
                                       53

Sections 3.1(e) and 4.1(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      SECTION 8.7.      Effectiveness; Binding Effect.

      This Agreement shall become effective (i) when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and
(ii) upon the satisfaction of the conditions precedent to the initial Borrowing set forth in Section 3.1 and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and permitted assigns, except that no Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lenders.

      SECTION 8.8 Assignments and Participations.

      (a) Each Lender may assign to one or more Lenders or other entities all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment and the Advances owing to
it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under the Loan Documents, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and
(iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance, and (other than in connection with an assignment by a Lender to one of its Affiliates) a processing and recordation fee of $3,000. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an

Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee;
(vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (c) The Administrative  Agent shall maintain at its address referred to in
Section 8.2 a copy of each Assignment and Acceptance delivered to and accepted by it. Such copies shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to the Borrowers.

      (e) No assignment of all or a portion of a Commitment under paragraph (a) of this Section 8.8 may be effected by a Lender to any Person that is not an Affiliate of such Lender unless, prior to such assignment, each Borrower shall have consented in writing to such Person receiving such assignment under this
Section 8.8 (such consent shall (i) not be required during the continuance of an Event of Default or an Unmatured Default; and (ii) not be unreasonably withheld).

      (f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) the grantee of any such participation, other than an Affiliate of such Lender, shall not be entitled to direct such Lender to take or omit to take any action hereunder, except action that pursuant to Section 8.1 would require the consent of all the Lenders.

      (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.8, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant, if not an Eligible Assignee, shall agree to preserve the confidentiality of any confidential information relating to such Borrower received by it from such Lender.

      (h) Anything in this Section 8.8 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder. Notwithstanding any such assignment, the Borrowers shall continue to deal exclusively with the Administrative Agent and the assigning Lender with respect to all matters arising under this Agreement.

      (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any such SPC to make any Advance, (ii) if such SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to
Section 2.10 or 8.4(b) than the Granting Lender would have been entitled to receive had the Granting Lender not otherwise granted such SPC the option to provide any Advance to any Borrower. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable so long as, and to the extent that, the related Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Borrowers, the Administrative Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against any Borrower, the Administrative Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have the rights of a Lender hereunder, such rights being retained by the applicable Granting Lender. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any Advance made by an SPC shall be exercised only by the relevant Granting Lender and that each Granting Lender shall serve as the administrative agent and attorney-in-fact for its SPC and shall on behalf of its SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. In addition, notwithstanding anything to the contrary contained in this Agreement any SPC may (i) with notice to, but without the prior written consent of any other party hereto, assign all or a portion of its interest in any Advances to the Granting Lender and (ii) disclose on a confidential basis any information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advance is being funded by an SPC at the time of such amendment.

      SECTION 8.9.      Waiver of Jury Trial.

      The Borrowers, the Administrative Agent and the Lenders irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Escrow Agreement or the Collateral Notes or any instrument or document delivered hereunder or thereunder, except that the foregoing shall not preclude any party hereto from submitting to a jury for determination in any such action, proceeding or counterclaim any dispute involving (i) the accuracy or completeness of any representation or warranty made in Article IV hereof, (ii) the performance of any covenant or agreement contained in Article V hereof, or (iii) questions of materiality, or the reasonableness of, or good faith basis for, any action taken, or determination made, by any other party hereto (other than in respect of any calculation of principal, interest, fees, or increased costs payable by any Borrower hereunder).

      SECTION 8.10.     Governing Law.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 8.11.     Consent to Jurisdiction; Waiver of Immunities.

      (a) Each Borrower hereby irrevocably submits to the jurisdiction of any New York state or Federal court sitting in New York City, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement, the Escrow Agreement or the Collateral Notes, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Borrower agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (b) Nothing in this Section shall affect the right of any Lender to serve legal process in any manner permitted by law or affect the right of any Lender to bring any action or proceeding
                                       58
against any Borrower or its property in the courts of any other jurisdictions.

      SECTION 8.12.     Execution in Counterparts.

      This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      SECTION 8.13.     Integration.

      The Loan Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and thereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof. Nothing in the Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of the Loan Documents.

      SECTION 8.14.     Severability.

      In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provisions.

      SECTION 8.15.     Headings.

      Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    GPU, INC.


                                    By         /s/T.G. Howson
                                       --------------------------------------
                                       Name:  T.G. Howson
                                       Title: Vice President


                                    JERSEY CENTRAL POWER & LIGHT
                                     COMPANY


                                    By         /s/T.G. Howson
                                       --------------------------------------
                                       Name:  T.G. Howson
                                       Title: Vice President


                                    METROPOLITAN EDISON COMPANY


                                    By         /s/T.G. Howson
                                       ---------------------------------------
                                       Name:  T.G. Howson
                                       Title: Vice President


                                    PENNSYLVANIA ELECTRIC COMPANY


                                    By         /s/T.G. Howson
                                       ---------------------------------------
                                       Name:  T.G. Howson
                                       Title: Vice President

                                    THE CHASE MANHATTAN BANK,
                                       as Administrative Agent


                                    By         /s/Robert M. Bowen II
                                       ---------------------------------------
                                       Name: Robert M. Bowen, M.D.
                                       Title:


                                    The Lenders
                                    -----------


                                    CITIBANK, N.A.


                                    By         /s/Robert J. Harrity, Jr.
                                       ---------------------------------------
                                       Name:   Robert J. Harrity, Jr.
                                       Title:  Managing Director


                                    THE CHASE MANHATTAN BANK



                                    By         /s/Robert M. Bowen II
                                       ---------------------------------------
                                       Name: Robert M. Bowen, M.D.
                                       Title:

                                    ABN-AMRO BANK N.V.


                                    By        /s/Mark R. Lasek
                                       ----------------------------------
                                       Name: Robert R. Lasek
                                       Title: Senior Vice President
                                              & Managing Director

                                    By        /s/William R. Hale
                                       ----------------------------------
                                       Name: William R. Hale
                                       Title: Senior Vice President
                                              & Managing Director

                                    THE BANK OF NOVA SCOTIA


                                    By         /s/Brian S. Allen
                                       ---------------------------------------
                                       Name: Brian S. Allen
                                       Title: Managing Director

                                    B.N.P. PARIBAS


                                    By         /s/Francis J. De Laney
                                       ---------------------------------------
                                       Name: Francis J. De Laney
                                       Title:   Director


                                    By         /s/Mark A. Renaud
                                       ---------------------------------------
                                       Name: Mark A. Renaud
                                       Title:   Director

                                    CREDIT LYONNAIS,
                                       NEW YORK BRANCH


                                    By         /s/Philippe Soustra
                                       ---------------------------------------
                                       Name: Philippe Soustra
                                       Title:  Executive Vice President

                                       MORGAN  GUARANTY  TRUST  COMPANY OF NEW
                                      YORK


                                    By         /s/Carl J. Mehldau Jr.
                                       ---------------------------------------
                                       Name: Carl J. Mehldau Jr.
                                       Title: Vice President

                                  BANK ONE, NA


                                    By         /s/Kenneth J. Bauer
                                       ---------------------------------------
                                       Name:  Kenneth J. Bauer
                                       Title: Director, Capital Markets

                                    FIRST UNION NATIONAL BANK


                                    By         /s/Michael J. Kolosowsky
                                       ---------------------------------------
                                       Name: Michael J. Kolosowsky
                                       Title:   Vice President

                                     [INTENTIONALLY OMITTED]

                                    [INTENTIONALLY OMITTED]

                                    THE ROYAL BANK OF SCOTLAND PLC


                                    By         /s/Brian McInnes
                                       ---------------------------------------
                                       Name: Brian McInnes
                                       Title: Senior Vice President

                                    [INTENTIONALLY OMITTED]

                                    [INTENTIONALLY OMITTED]

                                    UNION BANK OF CALIFORNIA, N.A.


                                    By         /s/Dennis G. Blank
                                       ---------------------------------------
                                       Name: Dennis G. Blank
                                       Title: Vice President

                                    [INTENTIONALLY OMITTED]

                                    MELLON BANK, N.A.


                                    By         /s/Mark W. Rogers
                                       ---------------------------------------
                                       Name: Mark W. Rogers
                                       Title: Vice President

                                    THE BANK OF NEW YORK


                                    By         /s/John N. Watt
                                       ---------------------------------------
                                       Name: John N. Watt
                                       Title: Vice President

                                    PNC BANK, NATIONAL ASSOCIATION


                                    By         /s/Brian M. Begg
                                       ---------------------------------------
                                       Name: Brian M. Begg
                                       Title: Vice President

                                    [INTENTIONALLY OMITTED]

                                    FLEET NATIONAL BANK


                                    By         /s/Suresh V. Chivukula
                                       ---------------------------------------
                                       Name: Suresh V. Chivukula
                                       Title:  Managing Director

                                   SCHEDULE I

                             LIST OF LENDING OFFICES



        Name of Lender          Domestic Lending Office   Eurodollar Lending
                                                                 Office

The Chase Manhattan Bank

Citibank, N.A.

[OTHER LENDERS]

                                   SCHEDULE II

                                  SCHEDULE III
                              SENIOR DEBT DOCUMENTS


1.    Jersey Central Power & Light Company

      First Mortgage Bonds
      --------------------

      Indenture, dated as of March 1, 1946, to United States Trust Company of New York, as Successor Trustee, as supplemented

      Debentures
      ----------

      Subordinated Debenture Indenture, dated as of May 1, 1995, to United States Trust Company of New York, as Trustee

      Senior Notes
      ------------

      Senior Note Indenture, dated as of July 1, 1999, to United States Trust Company of New York, as Trustee

2.    Metropolitan Edison Company

      First Mortgage Bonds
      --------------------

      Indenture, dated November 1, 1944, to United States Trust Company of New York, as Successor Trustee, as supplemented

      Debentures
      ----------

      Subordinated Debenture Indenture, dated as of May 1, 1999, to United States Trust Company of New York, as Trustee

      Senior Notes
      ------------

      Senior Note Indenture, dated as of July 1, 1999, to United States Trust Company of New York, as Trustee

3.    Pennsylvania Electric Company

      First Mortgage Bonds
      --------------------

      Mortgage and Deed of Trust, dated as of January 1, 1942, to United States Trust Company of New York, as Successor Trustee, as supplemented

      Debentures
      ----------

      Subordinated Debenture Indenture, dated as of June 1, 1999, to United States Trust Company of New York, as Trustee

      Senior Notes
      ------------

      Senior Note Indenture, dated as of April 1, 1999, to United States Trust Company of New York, as Trustee

                                   Schedule IV

                          List of Bilateral Agreements

(A)   Terminating Bilateral Agreements
      --------------------------------

(1) Credit Agreement dated July 30, 1993, as amended, between GPU, Inc. (formerly General Public Utilities Corporation), Metropolitan Edison Company, Pennsylavania Electric Company, Jersey Central Power & Light Company and Mellon Bank, N.A. ($20 million)

(2) Credit Agreement dated April 1, 1993, as amended, between GPU, Inc. (formerly General Public Utilities Corporation), Metropolitan Edison Company, Pennsylvania Electric Company, Jersey Central Power & Light Company and The Chase Manhattan Bank, Assignee of Chemical Bank New Jersey, N.A. ($30 million)

(3) Credit Agreement dated September 25, 1993, as amended, between GPU, Inc. (formerly General Public Utilities Corporation), Metropolitan Edison Company, Pennsylvania Electric Company, Jersey Central Power & Light Company and Citicorp USA, Inc. ($15 million)

(4) Credit Agreement dated October 1, 1993, as amended, between GPU, Inc. (formerly General Public Utilities Corporation), Metropolitan Edison Company, Pennsylvania Electric Company, Jersey Central Power & Light Company and First Union National Bank, Successor in interest to First Fidelity Bank, N.A., New Jersey, a National Banking Association ($26 million)

(5) Credit Agreement dated July 31, 1993, as amended, between GPU, Inc. (formerly General Public Utilities Corporation), Metropolitan Edison Company, Pennsylvania Electric Company, Jersey Central Power & Light Company and PNC Bank, National Association ($25 million)

(6) Credit Agreement dated October 1, 1993, as amended, between GPU, Inc. (formerly General Public Utilities Corporation), Metropolitan Edison Company, Pennsylvania Electric Company, Jersey Central Power & Light Company and Fleet National Bank (formerly Summit Bank) ($40 million)

(7) Credit Agreement dated July 1, 1993, as amended, between GPU, Inc. (formerly General Public Utilities Corporation), Metropolitan Edison Company, Pennsylvania Electric Company, Jersey Central Power & Light Company and Allfirst Bank (successor to Bank of Pennsylvania, a Division of Dauphin Bank and Trust Company) ($15 million)

(B)   Excluded Bilateral Agreements
      -----------------------------

(1) Credit Agreement dated as of July 30, 1993, as amended, between GPU, Inc. (formerly General Public Utilities Corporation), Metropolitan Edison Company, Pennsylvania Electric Company, Jersey Central Power & Light Company and U.S. Bank (formerly known as United States National Bank in Johnstown) ($10 million)

(2) GPU, Inc., Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company - Master Unsecured Promissory
(Grid) Note dated February 28, 2001 ($2 million)


                                        2


                                                                       EXHIBIT A


                          FORM OF NOTICE OF CONVERSION


                                                       -------------- --, 20--


TheChase Manhattan Bank, as Administrative  Agent for the Lenders parties to the
   Credit Agreement referred to below
270 Park Avenue
New York, New York  10017

Attention:  Robert M. Bowen

Ladies and Gentlemen:

      The undersigned, [Name of Borrower], refers to the Amended and Restated Credit Agreement, dated as of May --, 2001, (as amended, modified or supplemented from time to time, the "Credit Agreement"), among GPU, Inc., Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company, certain Lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent for said Lenders, and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement, that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.2(a) of the Credit Agreement:

            (i)   The  Business Day of the  Proposed  Conversion  is --------,
      ----------.

            (ii) The Type of Advances comprising the Proposed Conversion is [Base Rate Advances] [Eurodollar Rate Advances].

            (iii) The   aggregate   amount  of  the  Proposed   Conversion  is
      $-------------.

            (iv) The Type of Advances to which such Advances are proposed to be Converted is [Base Rate Advances] [Eurodollar Rate Advances].

            (v) The Interest Period for each Advance made as part of the Proposed Conversion is [ ---days] [------ month(s)].*

-------------------

*  Delete for Base Rate Advances

      The undersigned hereby acknowledges that the delivery of this Notice of Conversion shall constitute a representation and warranty by the Borrower that, on the date of the Proposed Conversion, the statements contained in Section 3.2(a) of the Credit Agreement are true.

      Capitalized terms used herein and not otherwise defined have the meanings assigned thereto in the Credit Agreement.


                                    Very truly yours,


                                    [NAME OF BORROWER]



                                    By
                                       ------------------------------
                                    Name:
                                    Title:

                                                                     EXHIBIT B


                           FORM OF NOTICE OF BORROWING


                                                  ----------------- ---, 20---


TheChase Manhattan Bank,
        as Administrative  Agent for the
        Lenders
        parties to the  Credit Agreement
        referred
        to below
270 Park Avenue
New York, New York  10017

Attention:  Robert M. Bowen

Ladies and Gentlemen:

      The undersigned, [Name of Borrower] (the "Company"), refers to the Amended and Restated Credit Agreement, dated as of May --, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among GPU, Inc., Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company, certain Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent for said Lenders. The Company hereby gives you irrevocable notice pursuant to Section 2.1 of the Credit Agreement, and requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing (the "Proposed Borrowing") is made:

      (A)   Date of Proposed Borrowing          ------------------
            (which is a Business Day)

      (B)   Principal amount of Proposed        ------------------
            Borrowing*

      (C)   Type of Advances**                  ------------------

      (D)   Interest Period and the             ------------------
            last date thereof***

-------------------
* Not less than $10,000,000 or greater than the aggregate of the unused Commitments and in integral multiples of $1,000,000.

**   Eurodollar Rate or Base Rate.

*** Which shall end not later than the Termination Date.

      (E)   Name of Borrower                    ------------------------------


      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

      (i) the representations and warranties contained in Section 4.1**** [(excluding those contained in subsections (e) and (m) thereof)] are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

      (ii) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or an Unmatured Default.

      Capitalized terms used herein and not otherwise defined have the meanings assigned thereto in the Credit Agreement.

                                    Very truly yours,

                                    [NAME OF BORROWER]


                                    By
                                       ------------------------
                                    Name:
                                    Title:




-------------------
**** Omit in Notices of Borrowing pursuant to Section 3.3.

                                                                       EXHIBIT C


                        FORM OF ASSIGNMENT AND ACCEPTANCE


                                     Dated -------------- ---, -------


      Reference is hereby made to the Amended and Restated Credit Agreement, dated as of May __, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among GPU, INC., a Pennsylvania corporation, JERSEY CENTRAL POWER & LIGHT COMPANY, a New Jersey corporation, METROPOLITAN EDISON COMPANY, a Pennsylvania corporation, and PENNSYLVANIA ELECTRIC COMPANY, a Pennsylvania corporation (collectively, the "Borrowers"), the Lenders (as defined in the Credit Agreement) and The Chase Manhattan Bank, as Administrative Agent for the Lenders (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

      --------------------  (the  "Assignor")  and  ---------------------  (the
"Assignee") agree as follows:


      1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, without recourse, the percentage interest specified on Schedule 1 hereto in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, such percentage interest in (i) the Assignor's Commitment, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignment thereof also made on the date hereof) is in the dollar amount specified as the Assignor's Commitment on Schedule 1 hereto; and (ii) the aggregate outstanding principal amount of Advances owing to the Assignor, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof whether or not such assignments have become effective, but without giving effect to any other assignment thereof also made on the date hereof) is in the dollar amount specified as the aggregate outstanding principal amount of Advances owing to the Assignor on Schedule 1 hereto.

      2. The Assignor: (i) other than as provided in this Assignment and Acceptance, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the

Credit Agreement or any other instrument or document furnished pursuant to the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant to the Credit Agreement; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant to the Credit Agreement.

      3. The Assignee: (i) confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in
Section 4.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

      4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

      5. Upon consent of the Borrowers, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent that rights and obligations thereunder have been assigned to it pursuant to this Assignment and Acceptance, have the rights and obligations of a Lender under the Loan documents; and (ii) the Assignor shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

      6. From and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance may be executed in any number of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

      8.    This   Assignment  and  Acceptance   shall  be  governed  by,  and
construed in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                   Schedule 1
                                       to
                            Assignment and Acceptance
                           Dated ---------- ---, ----


Section 1.

    Percentage Interest:            --------------------%
    Assignor's Commitment:          $--------------------
    Aggregate Outstanding Principal
      Amount of Advances
      owing to the Assignor:        $--------------------

Section 2.

    Effective Date*:      Dated:     ------------- ---,----


[NAME OF ASSIGNOR]                  [NAME OF ASSIGNEE]


By ------------------------         By ------------------------
   Name:                               Name:
   Title:                              Title:




-------------------
* This date should be no earlier than the date of acceptance by the Administrative Agent.

Accepted this ------- day
of ------------, ------


THE CHASE MANHATTAN BANK,
  as Administrative Agent


By
   --------------------------
   Name:
   Title:


The undersigned hereby consent to the above assignment:

GPU, INC.


By
   --------------------------
   Name:
   Title:

JERSEY CENTRAL POWER & LIGHT
  COMPANY


By
   --------------------------
   Name:
   Title:

METROPOLITAN EDISON COMPANY


By
   --------------------------
   Name:
   Title:

PENNSYLVANIA ELECTRIC COMPANY


By
   --------------------------
   Name:
   Title:

                                                                     EXHIBIT Q


                 FORM OF OPINION OF THELEN REID & PRIEST LLP


                                                     [Date of Effectiveness of
                                                         the Credit Agreement]


Toeach of the Lenders parties to the Credit Agreement referred to below and to The Chase Manhattan Bank, as Administrative Agent


                                   GPU, Inc.,
                      Jersey Central Power & Light Company,
                         Metropolitan Edison Company and
                          Pennsylvania Electric Company


Ladies and Gentlemen:

      This opinion is furnished to you pursuant to Section 3.1(h) of the Amended and Restated Credit Agreement, dated as of May __, 2001 (the "Credit Agreement"), among GPU, Inc., Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent. Terms not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.

      We have acted as counsel for the Borrowers in connection with the preparation, execution and delivery of the Credit Agreement.

      In that connection we have examined:

      (1)   the Credit Agreement;

      (2)   the Escrow Agreement;

      (3)   the Collateral Note Documents;

      (4) the documents furnished by the Borrowers pursuant to Article III of the Credit Agreement;

      (5) the Articles or the Certificate of Incorporation of each Borrower and all amendments thereto (such Borrower's "Charter");

      (6) the by-laws of each Borrower and all amendments thereto (such Borrower's "By-laws");

      (7) certificates of the Secretary of the Commonwealth of Pennsylvania attesting to the continued corporate subsistence and good standing of each Borrower (other than JC) in that Commonwealth; and

      (8) a certificate of the Secretary of the State of New Jersey attesting to the continued corporate existence and good standing of JC in that State.

      In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrowers, certificates of public officials and of officers of the Borrowers, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon the representations of the Borrowers in the Credit Agreement, and upon certificates of the Borrowers or their respective officers or of public officials.

      We have assumed (i) the due execution and delivery, pursuant to due authorization, of the Loan Documents by the Lenders and the Administrative Agent (as applicable), (ii) the authenticity of all such documents submitted to us as originals, (iii) the genuineness of all signatures (other than those of the Borrowers) and (iv) the conformity to the originals of all such documents submitted to us as copies.

      We are members of the Bar of the State of New York and do not purport to be expert in the laws of any other jurisdiction, other than the Federal laws of the United States of America. Our opinions expressed herein are limited to the laws of the States of New York, New Jersey, the Commonwealth of Pennsylvania and the Federal laws of the United States of America. We have relied, as to all matters governed by the laws of the Commonwealth of Pennsylvania, on the attached opinion of Ryan, Russell, Ogden & Seltzer LLP, upon which opinion we believe you and we are justified in relying.

      Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

            1. JC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and each other Borrower is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania.

            2. The execution, delivery and performance by each Borrower of the applicable Loan Documents are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) such Borrower's Charter or By-laws or (ii) any law, rule or regulation applicable to such Borrower or (iii) to our knowledge any material contractual restriction binding on such Borrower, and do not result in or require the creation of any Lien upon or with respect to any of its properties, except as contemplated by and pursuant to the terms of the Loan Documents. Each Loan Document has been duly executed and delivered on behalf of such Borrower.

            3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each Borrower of the Credit Agreement, the Collateral Notes or the Collateral FMBs to which such Borrower is a party except for an appropriate order of the SEC under the Utility Act which, on and as of the date of the initial Borrowing hereunder and on and as of each date on which the representations and warranties shall be deemed to be repeated, will be duly obtained, in full force and effect and sufficient for its purpose.

            4. The Loan Documents are the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

      The opinions set forth in paragraph 4, above, are subject to the following qualifications:

            (a) The enforceability of each Borrower's obligations under the Loan Documents is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

            (b) The enforceability of each Borrower's obligations under the Loan Documents may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Except as provided in Section 4.1(m) of the Credit Agreement, to the best of our knowledge after due inquiry, there are no actions, suits or arbitration proceedings pending or threatened against or maintained by any Borrower before any court, governmental agency or arbitrator (a) which would have a material adverse effect on the financial condition or results of operations of such Borrower or such Borrower and its Subsidiaries taken as a whole, or (b) that call into question the validity, legally binding character or enforceability of the Loan Documents.

      This opinion is solely for your benefit and may not be relied upon by any other person without our express consent, except that the firm of King & Spalding is authorized to rely on this opinion in rendering their opinion, dated the date hereof, to you.

                                         Very truly yours,

                                                                     EXHIBIT R


                         FORM OF KING & SPALDING OPINION


                                                        [Date of Effectiveness
                                                      of the Credit Agreement]


Tothe  Lenders  parties to the  Credit  Agreement  referred  to below and to The
  Chase Manhattan Bank, as Administrative Agent


                                   GPU, Inc.,
                      Jersey Central Power & Light Company,
                         Metropolitan Edison Company and
                          Pennsylvania Electric Company


Ladies and Gentlemen:

      We have acted as special New York counsel to The Chase Manhattan Bank, individually and as the Administrative Agent , in connection with the preparation, execution and delivery of the Amended and Restated Credit Agreement, dated as of May --, 2001 (the "Credit Agreement"), among GPU, Inc., Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company and each of you. Unless otherwise indicated, terms defined in the Credit Agreement are used herein as therein defined.

      In that connection, we have examined the following documents:

      (1) counterparts of the Credit Agreement, executed by the Borrowers, the Administrative Agent and the Lenders;

      (2)   the other Loan  Documents  furnished  by the  Borrowers  pursuant to
            Section 3.1 of the Credit Agreement, including the opinion of Thelen Reid & Priest LLP, counsel for the Borrowers (the "Thelen Reid Opinion").

      In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that each of the Lenders and the Administrative Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreement.

      To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of New York, we have relied upon the Thelen Reid Opinion and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Thelen Reid Opinion. As to matters of fact, we have relied solely upon the documents we have examined.

      Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

            (i) The Loan Documents are the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

            (ii) While we have not independently considered the matters covered by the Thelen Reid Opinion to the extent necessary to enable us to express the conclusions stated therein, the Thelen Reid Opinion and the other documents referred to in item (2) above are substantially responsive to the corresponding requirements set forth in Section 3.1 of the Credit Agreement pursuant to which the same have been delivered.

      Our opinions are subject to the following qualifications:

            (a) Our opinion in paragraph (i) above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors' rights generally.

            (b) Our opinion in paragraph (i) above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

            (c)  We  note  further  that,  in  addition  to the  application  of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

            (d) We express no opinion herein as to (i) Section 8.5 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under Federal or state securities laws and (v) the enforceability of waivers by parties of their respective rights and remedies under law.

            (e) Our opinions expressed above are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Loan Documents may be sought that limits the rates of interest legally chargeable or collectible.

      The foregoing opinion is solely for your benefit and may not be relied upon by any other Person other than any Person that may become a Lender under the Credit Agreement after the date hereof.

                                      Very truly yours,



                                       R-3